AMENDED AND RESTATED MORTGAGE SALE AGREEMENT      EXHIBIT 4.3.1

                               21 NOVEMBER 2007

                             BANK OF SCOTLAND PLC
                          AS SELLER AND A BENEFICIARY

                                      AND

                       PERMANENT FUNDING (NO. 1) LIMITED
                        AS FUNDING 1 AND A BENEFICIARY

                                      AND

                       PERMANENT FUNDING (NO. 2) LIMITED
                        AS FUNDING 2 AND A BENEFICIARY

                                      AND

                      PERMANENT MORTGAGES TRUSTEE LIMITED
                             AS MORTGAGES TRUSTEE

                                      AND

                             THE BANK OF NEW YORK
         AS FUNDING 1 SECURITY TRUSTEE AND FUNDING 2 SECURITY TRUSTEE

                                   CONTENTS

CLAUSE                                                                     PAGE

1.       Definitions and Construction.........................................3
2.       Sale and Purchase of Initial Portfolio...............................3
3.       Initial Closing Date.................................................4
4.       Sale and Purchase of New Portfolios..................................5
5.       Trust of Monies.....................................................11
6.       Completion of the Transfer of Loans.................................12
7.       Undertakings........................................................14
8.       Warranties and Repurchase by the Seller.............................16
9.       Other Warranties....................................................20
10.      Further Assurance...................................................20
11.      Consequences of Breach..............................................20
12.      Subordination.......................................................21
13.      Non-Merger..........................................................21
14.      No Agency or Partnership............................................21
15.      Payments............................................................21
16.      Amendments, Waivers and Consents....................................21
17.      Notices.............................................................22
18.      Assignment..........................................................22
19.      Change of Funding 1 Security Trustee and/or Funding 2 Security
         Trustee.............................................................23
20.      Third Party Rights..................................................23
21.      Execution in Counterparts; Severability.............................23
22.      Governing Law.......................................................24

SCHEDULE

1.       Representations and Warranties......................................27
2.       Registered Transfer.................................................35
3.       Unregistered Transfer...............................................36
4.       Lending Criteria....................................................39
5. Power of Attorney in Favour of Funding 1, Funding 2, the Mortgages Trustee, the Funding 1 Security Trustee and the Funding 2 Security
         Trustee.............................................................43
6.       Loan Repurchase Notice..............................................46
7.       Assignment of Third Party Rights....................................48
8.       Assignment of Halifax Mortgage Re Limited MIG Policies..............51
9.       Halifax Mortgage Re Limited MIG Policies Assignment Notice..........55
10.      Insurance Endorsement...............................................56
11.      Insurance Acknowledgements..........................................57
12.      New Portfolio Notice................................................61
13.      Forms of Scottish Transfer..........................................64
14.      Forms of Scottish Transfer..........................................67
15.      Form of Scottish Declaration of Trust...............................70
16.      Form of Memorandum of Release.......................................77
17.      Re-Assignment of MIG Policies.......................................78
18.      Halifax Mortgage Re Limited MIG Policies Re-Assignment Notice.......82
19.      Re-Assignment of Third Party Rights.................................83

Signatories..................................................................24

THIS AMENDED AND RESTATED MORTGAGE SALE AGREEMENT (this AGREEMENT) is made as a deed on 21 November 2007

BETWEEN:

(1) BANK OF SCOTLAND PLC (registered number SC327000) (formerly The Governor and Company of the Bank of Scotland), a public limited company incorporated under the laws of Scotland whose registered office is at The Mound, Edinburgh, EH1 1YZ (acting in its capacities as the SELLER and a BENEFICIARY);

(2) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales, whose registered office is at 35 Great St. Helen's, London EC3A 6AP (acting in its capacities as FUNDING 1 and a BENEFICIARY);

(3) PERMANENT FUNDING (NO. 2) LIMITED (registered number 04441772), a private limited company incorporated under the laws of England and Wales, whose registered office is at 35 Great St. Helen's, London EC3A 6AP (acting in its capacities as FUNDING 2 and a BENEFICIARY);

(4) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (acting in its capacity as the MORTGAGES TRUSTEE); and

(5) THE BANK OF NEW YORK, a New York banking corporation, acting through its offices at One Canada Square, London E14 5AL (acting in its capacities as the FUNDING 1 SECURITY TRUSTEE, which expression shall include such company and all other persons or companies for the time being acting as security trustee (or co-trustee) pursuant to the terms of the Funding 1 Deed of Charge and the FUNDING 2 SECURITY TRUSTEE, which expression shall include such company and all other persons or companies for the time being acting as security trustee (or co-trustee) pursuant to the terms of the Funding 2 Deed of Charge).

WHEREAS:

(A) The Seller carries on the business of, inter alia, originating mortgage loans to individual borrowers secured on residential properties in England, Wales or Scotland.

(B) Halifax (then in its capacity as the Seller) sold to the Mortgages Trustee certain of the above mentioned mortgage loans together with the benefit of their related security on the Initial Closing Date on the terms and subject to the conditions set out in the Mortgage Sale Agreement dated 14 June 2002.

(C) On 12 March 2004 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and Halifax (then in its capacity as the Seller) sold a new portfolio of mortgage loans to the Mortgages Trustee on 12 March 2004 on such amended terms.

(D) On 22 July 2004 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and Halifax (then in its capacity as the Seller) sold a new portfolio of mortgage loans to the Mortgages Trustee on 22 July 2004 on such amended terms.

(E) On 18 November 2004 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and Halifax (then in its capacity as the Seller) sold a new portfolio of mortgage loans to the Mortgages Trustee on 18 November 2004 on such amended terms.

(F) On 23 March 2005 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and Halifax (then in its capacity as the Seller) sold a new portfolio of mortgage loans to the Mortgages Trustee on 23 March 2005 on such amended terms.

(G) On 22 June 2005 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and Halifax (then in its capacity as the Seller) sold a new portfolio of mortgage loans to the Mortgages Trustee on 22 June 2005 on such amended terms.

(H) On 22 March 2006 the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and Halifax (then in its capacity as the Seller) sold a new portfolio of mortgage loans to the Mortgages Trustee on 22 March 2006 on such amended terms.

(I) On 17 October 2006 Funding 2 and the Funding 2 Security Trustee became parties to the Mortgage Sale Agreement and the parties to the Mortgage Sale Agreement agreed to amend the terms of the Mortgage Sale Agreement as set out in an Amended and Restated Mortgage Sale Agreement of the same date and Halifax (then in its capacity as the Seller) sold a new portfolio of mortgage loans to the Mortgages Trustee on 17 October 2006 on such amended terms.

(J) The Mortgages Trustee holds all of the above mentioned mortgage loans as bare trustee for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.

(K) On the Reorganisation Date, pursuant to the HBOS Group Reorganisation Act 2006, The Governor and Company of the Bank of Scotland was registered as a public company under the Companies Act 1985 and changed its name to Bank of Scotland plc and the business and all property and liabilities of Halifax (including its business of originating mortgage loans and its rights and obligations under the Mortgage Sale Agreement) were transferred to Bank of Scotland.

(L) The parties to the Mortgage Sale Agreement have agreed to further amend and restate the terms of the Mortgage Sale Agreement on the date hereof as set out herein and the Seller may sell new portfolios of mortgage loans originated by Halifax and transferred to it on the Reorganisation Date or by it under the Halifax brand and their related security to the Mortgages Trustee on such amended terms.

IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND CONSTRUCTION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 21 November 2007 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 3 of the Master Definitions and Construction Schedule.

1.2 Any reference in this Agreement to any discretion, power, right, duty or obligation on the part of the Mortgages Trustee shall be as exercised by the Mortgages Trustee subject in each case to the provisions of Clause 16 of the Mortgages Trust Deed.

1.3 For the purposes of Section 2 of the Law of Property (Miscellaneous Provisions) Act 1989, the terms of the Transaction Documents are, so far as applicable, incorporated herein.

1.4 The Initial Portfolio contained as Part 1 of the Exhibit to the Original Mortgage Sale Agreement and any schedule of New Loans attached to any New Portfolio Notice may be provided in a document stored upon electronic media (including, but not limited to, a CD-ROM) in a form acceptable to the Mortgages Trustee, Funding 1 and the Funding 1 Security Trustee and, as of the Programme Date, Funding 2 and the Funding 2 Security Trustee (each acting reasonably).

1.5 This Agreement amends and restates the Mortgage Sale Agreement made on the 14 June 2002 as amended and restated on the 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005, 22 March 2006 and 17 October 2006 (the PRINCIPAL AGREEMENT). As of the date of this Agreement, any future rights or obligations (excluding such obligations accrued to the date of this Agreement) of a party under the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.

2.       SALE AND PURCHASE OF INITIAL PORTFOLIO

2.1 Subject to Clause 2.2, in consideration of the Purchase Price (which shall be paid in accordance with Clause 3.3) and the covenant of the Mortgages Trustee to hold the Trust Property upon trust, with and subject to all the trusts, powers and provisions of the Mortgages Trust Deed, the Seller hereby agrees to sell to the Mortgages Trustee with full title guarantee, the Initial Portfolio on the Initial Closing Date.

2.2 The obligation of the Seller under Clause 2.1 shall be subject to and conditional upon:

         (a) the issue by the First Issuer of the Issuer Notes on the Initial Closing Date and the borrowing by Funding 1 of the Term Advances under the First Issuer Intercompany Loan Agreement;

         (b) the constitution of the Mortgages Trust on or prior to the Initial Closing Date; and

         (c) the Transaction Documents in existence on the Initial Closing Date having been executed and delivered by the parties thereto on or before the Initial Closing Date.

2.3 The sale of the Portfolio shall not include any obligation to pay any Delayed Cashbacks, Home Cash Reserve Drawings, Flexible Loan Drawings or Retention Drawings (if any), which obligation shall at all times, and notwithstanding the sale of the Portfolio, remain an obligation of the Seller.

3.       INITIAL CLOSING DATE

3.1      (a)     A meeting shall take place at 11.00 a.m. on the Initial
                 Closing Date at the offices of Allen & Overy, One New Change,
                 London EC4M 9QQ or such other time or offices as the parties may agree at which the Seller shall deliver to the Funding 1
                 Security Trustee or its representative the following documents:

                 (i) two originals of the power of attorney dated as at the Initial Closing Date and substantially in the form set out in Schedule 5 of the Original Mortgage Sale Agreement , duly executed by the Seller;

                 (ii) a certified copy of each of the duly executed Insurance Acknowledgements;

                 (iii) a certified copy of each of the duly executed Insurance Endorsements;

                 (iv) a duly executed assignment of the Halifax Mortgage Re Limited MIG Policies to the extent that they relate to the Mortgages comprised in the Initial Portfolio from the Seller to the Mortgages Trustee and a certified copy of a notice (the original of which shall be served by the Seller by courier or by special delivery) of such assignment from the Seller to HBOS Insurance (PCC) Guernsey Limited dated as at the Initial Closing Date and in the form (mutatis mutandis) set out in Schedule 8 and Schedule 9 of the Original Mortgage Sale Agreement respectively and a certified copy of consent to assignment of the Halifax Mortgage Re Limited MIG Policies (or acknowledgement that the Mortgages Trustee will be an insured in respect of the Initial Portfolio under the Halifax Mortgage Re Limited MIG Policies following such assignment) from HBOS Insurance (PCC) Guernsey Limited in such form as HBOS Insurance (PCC) Guernsey Limited reasonably requires;

                 (v) a certificate of a duly authorised officer of the Seller dated as at the Initial Closing Date attaching a copy of the board minute of the Seller authorising its duly appointed representatives to agree the sale of the Portfolio and authorising execution and performance of this Agreement, the Servicing Agreement, the other Transaction Documents to which the Seller is a party (in any capacity) and all of the documentation to be entered into pursuant to this Agreement and confirming that the resolutions referred to therein are in full force and effect and have not been amended or rescinded as at the date of the certificate;

                 (vi) a duly executed assignment of rights against third parties comprised in the Initial Portfolio dated as at the Initial Closing Date and in the form of the Assignment of Third Party Rights; and

                 (vii) a solvency certificate from an authorised signatory of the Seller dated the Initial Closing Date in a form acceptable to the Mortgages Trustee, Funding 1 and the Funding 1 Security Trustee (each acting reasonably).

         (b) The parties hereto acknowledge that completion on the Initial Closing Date of the sale to the Mortgages Trustee of all of the Seller's right, title, interest and benefit in and to the Initial Portfolio subject to the terms and provisions of the Mortgages Trust Deed shall occur as indicated in this Clause 3, provided that the matters described in Clauses 6.2, 6.3,
                 6.4 and 6.5 shall not occur until the relevant time indicated in Clause 6 or, as applicable, Clause 7.4.

3.2 The Seller undertakes that from the Initial Closing Date until the perfection of the assignment or assignation (as appropriate) in accordance with Clauses 6.1, 6.2, 6.3, 6.4 and 6.5, the Seller shall hold the Title Deeds and Customer Files relating to the Portfolio that are in its possession or under its control or held to its order to the order of the Mortgages Trustee or as the Mortgages Trustee shall otherwise direct.

3.3 Subject to fulfilment of the conditions referred to in Clauses 2.2 and 3, the Seller shall be paid the Purchase Price by telegraphic transfer by Funding 1 on the Initial Closing Date.

3.4 The Seller shall provide all reasonable co-operation to the Mortgages Trustee, Funding 1, the Funding 1 Security Trustee, and, on and after the Programme Date, Funding 2 and the Funding 2 Security Trustee to enable them to carry out their respective duties and enforce their rights under the Transaction Documents. Without prejudice to the generality of the foregoing, the Seller shall:

         (a) upon reasonable prior notice and during normal office hours, permit the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee and their respective authorised employees and agents and other persons nominated by them and approved by the Seller (such approval not to be unreasonably withheld or delayed), to review the Customer Files and the Title Deeds in relation to the Portfolio (subject to such person(s) agreeing to keep the same confidential but provided that disclosure shall be permitted to the professional advisors and auditors of the party to whom such disclosure is made and/or to the extent that such disclosure is required by law or for the purpose of any judicial or other proceedings); and/or

         (b) give promptly all such information and explanations relating to the Loans and their Related Security as the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee may reasonably request (including a list of the Loans and their Related Security in the Portfolio along with details of the location of the Title Deeds relating thereto), provided that prior to completion in accordance with Clause 6, the Seller shall be under no obligation to provide any information or documentation to any person other than the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee or their respective employees and/or professional advisors or allow such person access to the Customer Files or Title Deeds if to do so would result in a breach of the applicable Mortgage Terms or the Data Protection Act 1998.

4.       SALE AND PURCHASE OF NEW PORTFOLIOS

4.1      Subject to fulfilment of the conditions set out in Clauses 2.2, 3.1,
         4.2 (or as applicable, 4.3) and 4.4 and the restriction set out in Clause 2.3, if the Seller shall, at any time and from time to time serve a properly completed New Portfolio Notice on the Mortgages Trustee, Funding 1 and Funding 2 with a copy to each of the Funding 1 Security Trustee and the Funding 2 Security Trustee (such service to be in the Seller's sole discretion), the Seller agrees that on the date for completion of the sale specified in such New Portfolio Notice the Seller shall sell with full title guarantee (or in relation to rights and assets situated in or governed by the law of Scotland with absolute warrandice) to the Mortgages Trustee the relevant New Portfolio.

4.2      The conditions to be met as at each Sale Date are:

         (a) no event of default under the Transaction Documents shall have occurred which is continuing as at the relevant Sale Date;

         (b) (i) (in the case of Funding 1) the Principal Deficiency Ledger shall not have a debit balance as at the most recent Funding 1 Interest Payment Date after applying all Funding 1 Available Revenue Receipts on that Funding 1 Interest Payment Date and
                 (ii) (in the case of Funding 2) the Funding 2 Principal Deficiency Ledger (other than the Subordinated Loan Tranche Principal Deficiency Sub-Ledger) shall not have a debit balance as at the most recent Funding 2 Interest Payment Date after applying all Funding 2 Available Revenue Receipts on that Funding 2 Interest Payment Date;

         (c) the Mortgages Trustee is not aware that the purchase of the New Portfolio on the relevant Sale Date would adversely affect the then current rating by the Rating Agencies of any of the Notes of any Funding 1 Issuer or of the Master Issuer;

         (d) as at the relevant Sale Date, the Seller has not received any notice that the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller are not rated at least P-1 by Moody's, A-1 by S&P and F1 by Fitch at the time of, and immediately following, the sale of New Loans to the Mortgages Trustee;

         (e) as at the relevant Sale Date, the aggregate Outstanding Principal Balance of the Loans in the Mortgages Trust, in respect of which the aggregate amount in arrears is more than three times the Monthly Payment then due, is less than 5% of the aggregate Outstanding Principal Balance of the Loans in the Mortgages Trust unless the Rating Agencies have confirmed to Funding 1 and Funding 2 or to the Funding 1 Security Trustee and the Funding 2 Security Trustee that the then current ratings of the Notes of any Funding 1 Issuer or of the Master Issuer will not be reduced, withdrawn of qualified;

         (f) except where Funding 1 and/or Funding 2 (as applicable) pays amounts to the Seller in consideration of New Loans to be sold to the Mortgages Trustee on the relevant Sale Date, the aggregate Outstanding Principal Balance (excluding Arrears of Interest) of New Loans transferred in any one Interest Period must not exceed 15% of the aggregate Outstanding Principal Balance of Loans (excluding Arrears of Interest) in the Mortgages Trust as at the beginning of that Interest Period;

         (g) the sale of the New Portfolio on the relevant Sale Date does not result in the product of WAFF and WALS for the Loans in the Portfolio after such purchase calculated on the relevant Sale Date (in the same way as for the Initial Portfolio (or as agreed by the Servicer and the Rating Agencies from time to time)) exceeding the product of WAFF and WALS (when tested by Fitch at the "AAA level" as calculated in accordance with Fitch's methodology) for the Loans in the Portfolio calculated on the most recent Closing Date (or on another date as agreed by the Servicer and the Rating Agencies from time to time) plus 0.25%;

         (h) the yield (as calculated below) of the Loans in the Mortgages Trust together with the yield of the New Loans to be sold to the Mortgages Trustee on the relevant Sale Date (together for the purposes of this paragraph, the RELEVANT LOANS) is at least 0.50% greater than the weighed average of Sterling-LIBOR for three-month sterling deposits as at the previous Funding 2 Interest Payment Date and Sterling-LIBOR for three-month sterling deposits as at the previous Funding 1 Interest Payment Date, after taking into account the average yield on the Loans which are Variable Rate Loans, Tracker Rate Loans and Fixed Rate Loans and the margins on the Funding 1 Swap(s) and the Funding 2 Swap(s), in each case as at the relevant Sale Date. The yield of the Relevant Loans is to be calculated as follows:

                         (AxB)+(Cx(D-E+F))+(Gx(H+I))/J
                 where,

                 (i)     =       the Outstanding Principal Balance, on the
                                 relevant Sale Date, of the Relevant Loans which are Fixed Rate Loans;

                 (ii)    =       the fixed interest rate receivable by Funding
                                 1 under the Funding 1 Swap(s) and by Funding 2 under the Funding 2 Swap(s), in each case as at the relevant Sale Date;

                 (iii)   =       the Outstanding Principal Balance, on the
                                 relevant Sale Date, of the Relevant Loans which are Variable Rate Loans;

                 (iv)    =       the weighted average Variable Base Rate of the
                                 Relevant Loans which are Variable Rate Loans on the relevant Sale Date;

                 (v)     =       the Variable Rate Swap SVR for the Relevant
                                 Loans which are Variable Rate Loans on the relevant Sale Date;

                 (vi)    =       the variable interest rate receivable by
                                 Funding 1 under the Funding 1 Swap(s) and by
                                 Funding 2 under the Funding 2 Swap(s), in each case as at the relevant Sale Date;

                 (vii)   =       the Outstanding Principal Balance, on the
                                 relevant Sale Date, of the Relevant Loans which are Tracker Rate Loans;

                 (viii)  =       the tracker interest rate receivable by
                                 Funding 1 under the Funding 1 Swap(s) and by
                                 Funding 2 under the Funding 2 Swap(s), in each case as at the relevant Sale Date;

                 (ix)    =       the weighted average margin of the Relevant
                                 Loans which are Tracker Rate Loans over or under the Bank of England repo rate on the relevant Sale Date; and

                 (x)     =       the Outstanding Principal Balance of the
                                 Relevant Loans on the relevant Sale Date;

         (i) the sale of the New Loans on the relevant Sale Date does not result in the loan-to-value ratio of the Loans and the New Loans after application of the LTV Test on the relevant Sale Date exceeding the loan-to-value ratio (based on the LTV Test) of Loans in the Portfolio on the most recent Closing Date plus 0.25%;

         (j) the sale of the New Loans on the relevant Sale Date does not result in Loans (other than Fixed Rate Loans) which, after taking into account the Funding 1 Swap(s) and the Funding 2 Swap(s), will yield less than Sterling-LIBOR plus 0.50% as at the relevant Sale Date and that have more than two years remaining on their incentive period accounting for more than 15% of the aggregate Outstanding Principal Balance of all Loans comprising the Trust Property;

         (k) the sale of the New Loans on the relevant Sale Date does not result in the Fixed Rate Loans which have more than one year remaining on their incentive period accounting for more than 50% of the aggregate Outstanding Principal Balance of Loans comprised in the Trust Property;

         (l) no sale of New Loans may occur, if, as at the relevant Sale Date, the Step-up Date in respect of any Note issued by a Funding 1 Issuer issued after 1 January 2003 and still outstanding has been reached and such Note issued by any Funding 1 Issuer has not been redeemed in full. For the avoidance of doubt, this prohibition on the sale of New Loans to the Mortgages Trustee shall remain in effect only for so long as any such Note issued by any Funding 1 Issuer remains outstanding and, upon its redemption, the sale of New Loans to the Mortgages Trustee may be resumed in accordance with the terms of this Agreement;

         (m) no sale of new Loans may occur, if, as at the relevant Sale Date, the Step-up Date in respect of any Note issued by the Master Issuer after the Programme Date and still outstanding has been reached and such Note has not been redeemed in full. For the avoidance of doubt, this prohibition on the sale of New Loans to the Mortgages Trustee shall remain in effect only for so long as any such Note remains outstanding and, upon its redemption, the sale of New Loans to the Mortgages Trustee may be resumed in accordance with the terms of this Agreement;

         (n) as at the Sale Date, (i) (in the case of Funding 1) the adjusted General Reserve Fund is equal to or greater than the General Reserve Fund Threshold and (ii) (in the case of Funding 2) the Funding 2 General Reserve Fund is equal to or greater than the Funding 2 General Reserve Fund Threshold;

         (o) if the sale of New Loans includes the sale of New Loan Types to the Mortgages Trustee, the Funding 1 Security Trustee and the Funding 2 Security Trustee have received written confirmation from each of the Rating Agencies that such New Loan Types may be sold and assigned to the Mortgages Trustee and that such sale of New Loan Types would not have an adverse effect on the then current ratings of the Notes of any Funding 1 Issuer or of the Master Issuer;

         (p) each of the Funding 1 Swap Agreement and the Funding 2 Swap Agreement has been modified as required (or, if appropriate, Funding 1 and/or Funding 2 has entered into a new swap agreement) to hedge against the interest rates payable in respect of such New Loans and the floating rate of interest payable on the Intercompany Loan and the Master Intercompany Loan (respectively); and

         (q)     no Trigger Event has occurred on or before the relevant Sale
                 Date;

         provided that the Mortgages Trustee may vary or waive the conditions set out in this Clause 4.2 where it has received written confirmation from each Rating Agency that such variation or waiver will not cause the ratings of the Notes of any Funding 1 Issuer or of the Master Issuer to be reduced, withdrawn or qualified. In this Clause 4.2 references to any Monthly Payment due at any date means the Monthly Payment payable in respect of the month in which that date falls.

4.3 The obligations of the Seller under Clause 4.1 shall be subject to and conditional upon no Insolvency Event having occurred which is continuing as at the relevant Sale Date.

4.4 Subject to fulfilment of the conditions referred to in Clauses 4.2, 4.3, 4.4, 4.5 and 4.6, the consideration to be provided to the Seller for the sale and assignment of the New Portfolio to the Mortgages Trustee on a Sale Date shall be the aggregate of:

         (a) the payment by Funding 1 and/or Funding 2 (as applicable) to the Seller by telegraphic transfer on the relevant Sale Date of the proceeds of:

                 (i) (in the case of Funding 1) the Term Advances under any Intercompany Loan Agreement advanced to Funding 1 by a Funding 1 Issuer for such purpose; and/or

                 (ii) (in the case of Funding 2) any Loan Tranche under the Master Intercompany Agreement advanced to Funding 2 by the Master Issuer for such purpose; and/or

                 (iii) (in the case of Funding 1 or Funding 2) any New Intercompany Loan made by a New Issuer to Funding 1 or Funding 2 under a New Intercompany Loan Agreement for such purpose;

         (b) the covenant by Funding 1 and Funding 2 to pay, at a later date, Deferred Consideration to the Seller; and/or

         (c) the covenant of the Mortgages Trustee to hold the Trust Property on trust for the Seller (as to the Seller Share), Funding 1 (as to the Funding 1 Share) and Funding 2 (as to the Funding 2 Share) pursuant to the terms of the Mortgages Trust Deed.

4.5      (a)     On the date of the sale of the relevant New Portfolio the
                 Seller shall deliver to the Funding 1 Security Trustee and the Funding 2 Security Trustee or their respective representatives the following documents:

                 (i) on the date of the first sale of a relevant New Portfolio including Scottish Loans:

                         (A) two originals of the power of attorney dated as at the Sale Date and substantially in the form set out in Schedule 5 hereof duly executed by the Seller;

                         (B) a certified copy of each of the duly executed Insurance Acknowledgements; and

                         (C) a certified copy of each of the duly executed Insurance Endorsements;

                 (ii) a duly executed assignment of the Halifax Mortgage Re Limited MIG Policies to the extent that they relate to the Mortgages comprised in the relevant New Portfolio from the Seller to the Mortgages Trustee and a certified copy of a notice (the original of which shall be served by the Seller by courier or by special delivery) of such assignment from the Seller to HBOS Insurance (PCC) Guernsey Limited dated as of the relevant Sale Date and in the form (mutatis mutandis) set out in Schedule 8 and Schedule 9 hereof respectively and a certified copy of consent to assignment of the Halifax Mortgage Re Limited MIG policies (or acknowledgement that the Mortgages Trustee will be an insured under the Halifax Mortgage Re Limited MIG Policies following the assignment) from HBOS Insurance (PCC) Guernsey Limited in such form as HBOS Insurance (PCC) Guernsey Limited reasonably requires;

                 (iii) a duly executed assignment of rights against third parties comprised in the relevant New Portfolio dated as at the relevant Sale Date and in the form of the Assignment of Third Party Rights;

                 (iv) on any Sale Date that Funding 1 and/or Funding 2 (as applicable) provides consideration for New Loans to be sold to the Mortgages Trustee pursuant to Clause 4.4(a) above, a certificate of a duly authorised officer of the Seller dated as at the relevant Sale Date attaching either (A) a copy of the board minute referred to in Clause 3.1(a)(v) or (B) any board minutes or considerations, notes and resolutions of the Seller or its duly authorised delegate (as applicable) authorising its duly appointed representatives to agree the sale of a New Portfolio, and authorising the execution and performance of the Transaction Documents to which the Seller is party, in each case confirming that the resolutions referred to therein are in full force and effect and have not been amended or rescinded as at the date of the certificate;

                 (v) on any Sale Date that Funding 1 and/or Funding 2 (as applicable) provides consideration for New Loans to be sold to the Mortgages Trustee pursuant to Clause 4.4(a) above, a solvency certificate from an authorised signatory of the Seller dated as at the relevant Sale Date; and

                 (vi) a Scottish Declaration of Trust in respect of any Scottish Loans and their Related Security comprised in the relevant New Portfolio, in the form (mutatis mutandis) set out in Schedule 15 and with the annexure thereto duly completed, duly executed by the Seller, the Mortgages Trustee, Funding 1 and Funding 2.

         (b) The parties hereto acknowledge that completion on each relevant Sale Date of the sale to the Mortgages Trustee of all of the Seller's right, title, interest and benefit in and to the relevant New Portfolio subject to the terms and provisions of the Mortgages Trust Deed shall occur as indicated in this Clause 4 PROVIDED THAT the matters described in Clauses 6.5 and 6.6 shall not occur until the relevant time indicated in Clause 6 or, as applicable, Clause 7.4.

4.6      (a)     The Seller undertakes that from the relevant Sale Date until the perfection of the assignment or assignation (as appropriate) in accordance with Clauses 6.1, 6.2, 6.3, 6.4 and 6.5, the Seller shall hold the Title Deeds and Customer Files relating to the New Portfolio that are in its possession or under its control or held to its order to the order of the Mortgages Trustee or as the Mortgages Trustee shall direct.

         (b) The Seller undertakes that within three (3) London Business Days of the Sale Date to provide the Mortgages Trustee, the Funding 1 Security Trustee and the Funding 2 Security Trustee with an updated, complete and accurate list of the Loans and their Related Security which comprise the New Portfolio which may be provided in a document stored upon electronic media (including, but not limited to a CD-Rom) in a form acceptable to the Mortgages Trustee, the Funding 1 Security Trustee and the Funding 2 Security Trustee (each acting reasonably).

4.7      Prior to the earlier to occur of:

         (a)     a Trigger Event; and

         (b)     the later of:

                 (i) (A) if Funding 1 does not enter into a New Intercompany Loan Agreement, the Funding 1 Interest Payment Date in September 2012; or (B) on each occasion that Funding 1 enters into a New Intercompany Loan Agreement, the latest Funding 1 Interest Payment Date specified by Funding 1 by notice in writing to the Seller, Funding 2 and the Mortgages Trustee as applying in relation to this covenant; and

                 (ii) (A) the latest occurring Step-up Date for any Series and Class of Notes of the Master Issuer the proceeds of which the Master Issuer advances to Funding 2 as a Rated Loan Tranche under the Master Intercompany Loan Agreement; or (B) any later Funding 2 Interest Payment Date specified by Funding 2 by notice in writing to the Seller, Funding 1 and the Mortgages Trustee as applying in relation to this covenant, the Seller undertakes to use all reasonable endeavours to offer to sell, in accordance with the provisions of this Clause 4, to the Mortgages Trustee and the Mortgages Trustee undertakes to use all reasonable endeavours to acquire from the Seller and to hold pursuant to the terms of the Mortgages Trust Deed until the earlier of the occurrence of a Trigger Event and the dates set out in paragraph (b) above, sufficient New Loans and their Related Security so that the aggregate Outstanding Principal Balance of Loans in the Portfolio during the period from and including the most recent Closing Date to but excluding the later of the dates specified in any notice from Funding 1 or Funding 2 (as applicable) given pursuant to paragraph (b) above is not less than the amount specified in such notice provided that the Seller shall not be obliged to sell to the Mortgages Trustee, and the Mortgages Trustee shall not be obliged to acquire, New Loans and their Related Security if in the reasonable opinion of the Seller the sale to the Mortgages Trustee of New Loans and their Related Security would adversely affect the business of the Seller.

4.8 On each Sale Date that Funding 1 and/or Funding 2 (as applicable) provides consideration for New Loans to be sold to the Mortgages Trustee pursuant to Clause 4.4(a) above, the Beneficiaries shall appoint a firm of independent auditors to undertake a due diligence exercise on a sample of the Customer Files relating to the New Loans to be sold to the Mortgages Trustee on the relevant Sale Date. The costs of such independent auditors shall be borne by the relevant Funding 1 Issuer or the Master Issuer (as applicable) which is making a Term Advance or a Loan Tranche (as applicable) to Funding 1 or Funding 2 (as applicable) (which shall be procured by Funding 1 or Funding 2 (as applicable)).

4.9 By way of additional consideration for the Initial Portfolio and the New Portfolios, Funding 1 and Funding 2 shall pay Deferred Consideration to the Seller in the amount and in the manner provided in the Funding 1 Deed of Charge and the Funding 2 Deed of Charge respectively. The amount payable under this Clause 4.9 shall be payable without allocation among the Initial Portfolio and the New Portfolios and is payable notwithstanding the actual amount of the Portfolio.

5.       TRUST OF MONIES

5.1 Notwithstanding the sales effected by this Agreement, if at, or at any other time after, a Closing Date (but prior to any repurchase in accordance with Clause 8.5) the Seller holds, or there is held to its order, or it receives, or there is received to its order any property, interests, rights or benefits and/or the proceeds thereof hereby agreed to be sold, the Seller undertakes to each of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee that, subject to Clause 6, it will promptly remit, assign and/or transfer the same to the Mortgages Trustee or, if appropriate, the Funding 1 Security Trustee and the Funding 2 Security Trustee and until it does so or to the extent that the Seller is unable to effect such remittance, assignment, assignation or transfer, it will hold such property, interests, rights or benefits and/or the proceeds thereof upon trust for the Mortgages Trustee subject at all times to the Mortgages Trust.

5.2 If at, or any time after, the Initial Closing Date the Mortgages Trustee holds, or there is held to its order, or it receives, or there is received to its order, any property, interests, rights or benefits relating to:

         (a) any Loan or Loans under a Mortgage Account and its Related Security repurchased by the Seller pursuant to Clause 8.5; or

         (b) (without prejudice to Clause 12) amounts owed by a Borrower to the Seller which the Seller has not agreed to sell under Clause 2.1,

         and/or the proceeds thereof, the Mortgages Trustee undertakes to the Seller that it will remit, assign, re-assign, retrocess or transfer the same to the Seller, as the case may require, and until it does so or to the extent that the Mortgages Trustee is unable to effect such remittance, assignation, assignment, re-assignment, retrocession or transfer, the Mortgages Trustee undertakes to hold such property, interests, rights or benefits and/or the proceeds thereof upon trust for the Seller as the beneficial owner thereof or as the Seller may direct provided that the Mortgages Trustee shall not be in breach of its obligations under this Clause 5 if, having received any such monies and paid them to third parties in error, it pays an amount equal to the monies so paid in error to the Seller in accordance with the Servicing Agreement.

6.       COMPLETION OF THE TRANSFER OF LOANS

6.1 The assignments or assignations (as appropriate) contemplated by this Agreement shall be perfected on the twentieth London Business Day after the earliest to occur of:

         (a) the service of an Intercompany Loan Acceleration Notice (in relation to any Intercompany Loan), a Master Intercompany Loan Acceleration Notice (in relation to the Master Intercompany
                 Loan) or a Note Acceleration Notice (in relation to any Notes of any Funding 1 Issuer or the Master Issuer); or

         (b) the Seller being required to perfect the Mortgages Trustee's legal title to the Mortgages, or procure any or all of the acts referred to in this Clause 6 by an order of a court of competent jurisdiction or by any regulatory authority of which the Seller is a member or any organisation whose members comprise (but are not necessarily limited to) mortgage lenders and with whose instructions it is customary for the Seller to comply; or

         (c) it becoming necessary by law to do any or all of the acts referred to in this Clause 6; or

         (d)     (i)     the Funding 1 Security Trustee certifying that, in its
                         reasonable opinion, the property, assets and rights of Funding 1 comprised in the security constituted by the Funding 1 Deed of Charge or any material part thereof is/are in jeopardy; or

                 (ii) the Funding 2 Security Trustee certifying that, in its reasonable opinion, the property, assets and rights of Funding 2 comprised in the security constituted by the Funding 2 Deed of Charge or any material part thereof is/are in jeopardy, and (in either case) that the doing of any or all of the acts referred to in Clauses 6.2 to 6.6 inclusive is necessary in order materially to reduce such jeopardy; or

         (e) unless otherwise agreed in writing by the Rating Agencies, the Funding 1 Security Trustee and the Funding 2 Security Trustee, the termination of the Seller's role as Servicer under the Servicing Agreement; or

         (f) the Seller calling for perfection by serving notice in writing to that effect on the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee; or

         (g) the date on which the Seller ceases to be assigned a long term unsecured, unsubordinated debt obligation rating from S&P of at least BBB- or from Moody's of at least Baa3 or from Fitch of at least BBB-; or

         (h) the occurrence of an Insolvency Event in relation to the Seller; or

         (i) the latest of the last repayment dates of the Intercompany Loan Agreements, the Master Intercompany Loan Agreement and any New Intercompany Loan Agreement where such Loan has not been discharged in full.

6.2 Completion of the transfer of the English Mortgages in the Portfolio shall be effected by:

         (a) a Registered Transfer, in the case of English Mortgages over Registered Land (in the form set out in Schedule 2); and

         (b) an Unregistered Transfer, in the case of English Mortgages over Unregistered Land (in the form set out in Schedule 3).

6.3 Completion of the transfer of the Scottish Mortgages in the Portfolio shall be effected by:

         (a) the completion and registration in the Land Register of Scotland of an SLR Transfer or SLR Transfers (in the applicable form set out in Schedule 13), in the case of Scottish Mortgages over Properties title to which is registered in the Land Register of Scotland; and

         (b) the completion and recording in the General Register of Sasines of a Sasine Transfer or Sasine Transfers (in the applicable form set out in Schedule 14), in the case of Scottish Mortgages over Properties title to which is recorded in the General Register of Sasines.

6.4 Completion of the transfer of any other matter comprised in the Portfolio shall be effected by a transfer, conveyance or assignation in such form as the Mortgages Trustee may reasonably require.

6.5 Subject to Clause 7.5, prior to perfection pursuant to Clause 6.1, none of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee will:

         (a) submit or require the submission of any notice, form, request or application to or pay any fee for the registration or recording of, or the noting of any interest at the Land Charges Department of the Land Registry or at the Land Registry or Registers of Scotland in relation to, the Mortgages Trustee's and/or Funding 1's and/or Funding 2's interests in the Portfolio;

         (b) give or require the giving of any notice to any Borrower of the assignment or assignation of that Borrower's Loan and its Related Security to the Mortgages Trustee, the making of any Scottish Declaration of Trust, the charge by Funding 1 of Funding 1's interest in that Borrower's Loan and its Related Security to the Funding 1 Security Trustee pursuant to the Funding 1 Deed of Charge or the charge by Funding 2 of Funding 2's interest in that Borrower's Loan and its Related Security to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge; or

         (c) send or require to be sent to any solicitor who has acted on behalf of the Seller in respect of any Mortgage with respect to which the Seller has not received a complete set of the Title Deeds a letter or other communication requiring such solicitor to hold such documents to the order of the Mortgages Trustee, the Funding 1 Security Trustee and the Funding 2 Security Trustee.

6.6 Within 25 London Business Days following perfection pursuant to Clause 6.1, the Seller will do such of the acts or things referred to in Clauses 6.2 to 6.5 as the Funding 1 Security Trustee and the Funding 2 Security Trustee or the Mortgages Trustee requires the Seller to do.

6.7 The Seller shall indemnify each of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee from and against any and all costs, fees and expenses (including, without limitation, legal fees and expenses and any applicable VAT thereon) which may be incurred by the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee by reason of the doing of any act, matter or thing referred to in this Clause 6 and Clause 7.5.

7.       UNDERTAKINGS

7.1 The Mortgages Trustee, Funding 1 and Funding 2 undertake to the Seller that they will at all times (or will direct the Servicer at all times to) use reasonable endeavours to administer and enforce (and exercise their powers and rights and perform their obligations under) the Loans comprised in the Portfolio and their Related Security in accordance with the Seller's Policy (for so long as it exists and thereafter in accordance with such policies as would be applied by a Reasonable, Prudent Mortgage Lender in the conduct of its business), provided that if the Seller fails to comply with its obligations to repurchase any Loan and its Related Security pursuant to Clause 8.5 the Mortgages Trustee shall be entitled to waive any Early Repayment Fee in respect of such Loan and its Related Security if, in the Mortgages Trustee's reasonable opinion, such waiver is reasonably necessary in order to effect an interest rate change.

7.2 The Seller hereby undertakes to the Mortgages Trustee, Funding 1 and Funding 2 that, in the event that any Borrower establishes that it has at any time prior to the Initial Closing Date or, as the case may be, the relevant Sale Date, paid to the Seller any amounts in excess of sums due to the Seller as at the date of payment under the Mortgage Conditions applicable to that Loan, the Seller will reimburse the Borrower for such overpayment together with any interest, cost or other expense associated therewith. The Seller further agrees to hold the Mortgages Trustee, Funding 1 and Funding 2 harmless against any such claims and to indemnify the Mortgages Trustee, Funding 1 and Funding 2 on an after Tax basis in relation to any costs, expense, loss or other claim which may arise in connection therewith. Any payment made by the Seller to the Mortgages Trustee, Funding 1 and Funding 2 in discharge of the foregoing indemnity shall be regarded as a rebate of part of the Purchase Price of the relevant Loan.

7.3 Each of the Seller, the Mortgages Trustee, Funding 1 and Funding 2 undertakes to each other and to the Funding 1 Security Trustee and the Funding 2 Security Trustee that if and to the extent that any determination shall be made by any court or other competent authority or any ombudsman in respect of any Loan and its Related Security that:

         (a) any term which relates to the recovery of interest under the Standard Documentation applicable to that Loan and its Related Security is unfair; or

         (b) the interest payable under any Loan is to be set by reference to HVR 1 or HVR 2 (as applicable) (and not a rate set by the Seller's successors or assigns or those deriving title from them); or

         (c) the variable margin above the Bank of England repo rate under any Tracker Rate Loan must be set by the Seller (rather than by its successors or assigns or those deriving title from them) and such rate is lower than the rate set by the Seller's successors or assigns or those deriving title from them; or

         (d) the interest payable under any Loan is to be set by reference to an interest rate other than that set or purported to be set by either the Servicer or the Mortgages Trustee as a result of the Seller having more than one variable mortgage rate, then the Mortgages Trustee will serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and all other Loans under the relevant Mortgage Account and its Related Security in accordance with Clause 8.5 (but in the case of a determination in respect of (b) above, only if at any time on or after such determination, HVR 1 or HVR 2 (as applicable) shall be below or shall fall below the standard variable rate of interest set by such successors or assigns or those deriving title from them).

7.4 The Seller hereby undertakes to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee that:

         (a) if the long term unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be assigned a rating of Baa2 or higher from Moody's and BBB or higher from S&P and BBB or higher from Fitch, the Seller shall deliver to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee, the Funding 2 Security Trustee and the Rating Agencies a draft letter of notice to each of the Borrowers of the sale and purchase effected by this Agreement; and

         (b) if the long term unsecured, unsubordinated and unguaranteed debt obligations of the Seller cease to be assigned a rating of Baa3 or higher from Moody's and BBB- or higher from S&P and BBB- or higher from Fitch, then the Seller shall, within 20 London Business Days of it becoming aware of such a rating being assigned, give notice of the sale and purchase effected by this Agreement to each Borrower.

7.5 The Seller undertakes to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee that, pending perfection under Clause 6, the Seller:

         (a) shall not do or omit to do any act or thing which might, in the reasonable opinion of the Funding 1 Security Trustee and the Funding 2 Security Trustee, prejudice the respective interests of the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (respectively) in the Portfolio;

         (b) shall promptly notify the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee in writing if it receives written notice of any litigation or claim calling into question in any material way the Seller's or the Mortgages Trustee's title to any Loan comprised in the Portfolio or its Related Security or if it becomes aware of any material breach of any of the Representations and Warranties or other obligations under this Agreement;

         (c) shall, if reasonably required so to do by the Mortgages Trustee or the Funding 1 Security Trustee and the Funding 2 Security Trustee, participate or join in any legal proceedings to the extent necessary to protect preserve and enforce the Seller's and/or the Mortgages Trustee's and/or Funding 1's and/or Funding 2's and/or the Funding 1 Security Trustee's and/or the Funding 2 Security Trustee's title to or interest in any Loan or its Related Security;

         (d) shall use all reasonable endeavours to obtain as soon as reasonably possible:

                 (i) the title number to each Property in respect of which a Mortgage is registered at the Land Registry to the extent that such title number does not appear in the Exhibit to this Agreement (or, as the case may be, the relevant New Portfolio Notice); and

                 (ii) the title number to each Property in respect of which a Mortgage is registered in the Land Register of Scotland to the extent that such title number does not appear in the

                         Exhibit to this Agreement (or, as the case may be, the relevant New Portfolio Notice or Scottish Declaration of Trust); and

         (e) shall make and enforce claims under the Buildings Policies and the Halifax Insurance Policies and hold the proceeds of such claims on trust for the Mortgages Trustee or as the Mortgages Trustee may direct.

7.6 The Seller hereby further undertakes to the Mortgages Trustee, Funding 1 and Funding 2 that it is and at all times shall remain solely responsible for funding any Delayed Cashbacks, any Home Cash Reserve Drawings, any Flexible Loan Drawings and any Retention Drawings made by a Borrower and for funding any request for any Further Advance made by a Borrower and, for the avoidance of doubt, none of the Mortgages Trustee, Funding 1 or Funding 2 will be required to advance moneys to the Seller or to a Borrower in order to fund such a Delayed Cashback, Home Cash Reserve Drawing, Flexible Loan Drawing, Retention Drawing or Further Advance in any circumstances whatsoever.

7.7 The Seller shall grant security powers of attorney to the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee in the form set out in Schedule 5 allowing any of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee and their delegates from time to time (inter alia) to set the Seller's Variable Base Rate in the circumstances referred to in clause 4 of the Servicing Agreement and/or following perfection pursuant to Clause 6.1 PROVIDED THAT nothing in this Clause 7.7 shall prevent the Seller (or any of its attorneys from time to time) from setting a higher Seller's Variable Base Rate than those set or to be set or required or to be required by the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee.

8.       WARRANTIES AND REPURCHASE BY THE SELLER

8.1      (a)     The Seller (which, in this Clause 8, shall mean Halifax (prior to the Reorganisation Date) and Bank of Scotland (from the Reorganisation Date)) hereby made or (following the date hereof) makes the Representations and Warranties:

                 (i) in respect of each Loan and its Related Security in the Initial Portfolio on the Initial Closing Date; and

                 (ii) in relation to each New Loan and its Related Security in a New Portfolio, on the date of the service of the relevant New Portfolio Notice and on the relevant Sale Date.

         (b) Each statement comprised in the Representations and Warranties shall be construed as a separate statement and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other such statement.

         (c)     The Seller acknowledges:

                 (i) that the Representations and Warranties are made with a view to inducing the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee (as the case may be) either to enter into this Agreement and the other Transaction Documents to which it is a party or to agree to purchase the New Loans and their Related Security comprised in each New Portfolio, and

                 (ii) that each of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee has entered into this Agreement and the other Transaction Documents to which it is a party in reliance upon the Representations and Warranties notwithstanding any information in fact possessed or discoverable by the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and/or the Funding 2 Security Trustee or otherwise disclosed to any of them, and

                 (iii) that prior to entering into this Agreement and the other Transaction Documents to which each is a party none of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee or the Funding 2 Security Trustee has made any enquiries of any matter.

8.2 The Mortgages Trustee's, Funding 1's, Funding 2's, the Funding 1 Security Trustee's and the Funding 2 Security Trustee's sole remedy in respect of a breach of any of the Representations and Warranties shall be to take action under this Clause 8 or under Clause 8.4 of the Mortgages Trust Deed.

8.3 In the event of a material breach of any of the Representations or Warranties in respect of any Loan and/or its Related Security made under Clause 8.1 or if any of those Representations or Warranties proves to be materially untrue as at the Initial Closing Date or, as the case may be, the relevant Sale Date, and provided that:

         (a) the Mortgages Trustee has given the Seller not less than 20 London Business Days' notice in writing (or such shorter period of notice as may be agreed between the Mortgages Trustee and the Seller);

         (b) such breach or untruth, where capable of remedy, is not remedied to the reasonable satisfaction of Funding 1 and Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee within the 20 London Business Days period referred to in (a) (or such longer period as Funding 1 and Funding 2 and the Funding 1 Security Trustee and the Funding 2 Security Trustee may direct the Mortgages Trustee in writing), the Mortgages Trustee shall then serve upon the Seller a notice in the form of the Loan Repurchase Notice set out in Schedule 6 requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by that Related Security or any part of it) in accordance with Clause 8.5.

8.4      (a)     If the Seller accepts an application from, or makes an offer
                 (which is accepted) to, a Borrower for a Further Advance or a Home Cash Reserve Advance then (save in the case of any Loan which is then in arrears) the Seller shall give notice to the Mortgages Trustee and the Mortgages Trustee will serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by that Related Security or any part of it) in accordance with Clause 8.5.

         (b) If the Seller accepts an application from, or makes an offer (which is accepted) to, a Borrower for a Product Switch and (except as provided in paragraph (c) below) on the immediately preceding Distribution Date, the Seller is in breach of the conditions referred to in Clauses 4.2(a) to (p) inclusive as if references therein to NEW LOANS and NEW PORTFOLIO were references to the Loan which would result from the implementation of such Product Switch and as if references to SALE DATE were references to the date when the Seller and relevant Borrower complete such Product Switch then (save in the case of any Loan which is then in arrears) from and including the relevant Distribution Date to but excluding the date when such conditions have been satisfied the Mortgages Trustee will serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and its Related Security (and any other Loan secured or intended to be secured by that Related Security or any part of it) in accordance with Clause 8.5.

         (c) If the Seller accepts an application from, or makes an offer (which is accepted) to, a Borrower for a Product Switch, the effect of which is to extend the final maturity date of the relevant Loan beyond June 2040 then the Mortgages Trustee will serve upon the Seller a notice in the form of the Loan Repurchase Notice requiring the Seller to repurchase the relevant Loan and its Related Security in accordance with Clause 8.5 notwithstanding that the conditions referred to in Clauses 4.2(a) to 4.2(q) have been satisfied.

         (d) For the avoidance of doubt, the Seller shall not accept an application from nor make an offer (which is accepted) to a Borrower for a Further Advance, a Home Cash Reserve Advance or a Product Switch if the relevant Loan to which such Further Advance, Home Cash Reserve Advance or Product Switch relates is then in arrears subject only to such exceptions as made on a case by case basis as would be acceptable to a Reasonable, Prudent Mortgage Lender provided that the Seller shall not so act if it would result in any Funding I Issuer, the Master Issuer, Funding 1, Funding 2 or the Mortgages Trustee arranging or advising in respect of, administering (servicing) or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if any Funding I Issuer, the Master Issuer, Funding 1, Funding 2 or the Mortgages Trustee would be required to be authorised under the FMSA to do so.

8.5 Upon receipt of a Loan Repurchase Notice substantially in the form set out in Schedule 6 duly signed on behalf of the Mortgages Trustee, the Seller shall sign and return a duplicate copy and shall repurchase from the Mortgages Trustee, and the Mortgages Trustee shall re-assign or re-transfer to the Seller free from the Security Interests created by the Funding 1 Deed of Charge and the Second Supplemental Funding 1 Deed of Charge (and any further supplement to the Funding 1 Deed of Charge) and the Funding 2 Deed of Charge (and any supplement to the Funding 2 Deed of Charge), the relevant Loan (and any other Loan secured or intended to be secured by that Related Security or any part of it) and their Related Security. Completion of such repurchase shall take place on the Distribution Date after receipt by the Seller of such Loan Repurchase Notice or such other date as the Mortgages Trustee may direct in the Loan Repurchase Notice (provided that the date so specified by the Mortgages Trustee shall not be later than 90 days after receipt by the Seller of such notice) when the Seller shall pay to the Mortgages Trustee GIC Account (or as the Mortgages Trustee shall direct) an amount equal to the aggregate Outstanding Principal Balance of such Loan or Loans and any Related Security and all Arrears of Interest and Accrued Interest relating thereto (save for the repurchase of any Loan and its Related Security which is subject to a Further Advance, a Home Cash Reserve Advance or a Product Switch pursuant to Clause 8.4 in which case the Seller shall pay to the Mortgages Trustee GIC Account (or as the Mortgages Trustee shall direct) an amount equal to the aggregate Outstanding Principal Balance of such Loan and its Related Security and Accrued Interest relating thereto only) as at the date of such repurchase and the provisions of Clause 8.6 shall apply.

8.6 On the date of completion of any repurchase of a Loan and its Related Security in accordance with Clause 8.5 above, the Funding 1 Security Trustee, the Funding 2 Security Trustee, the Mortgages

         Trustee, Funding 1 and Funding 2 shall at the cost of the Seller execute and deliver, or cause their respective duly authorised attorneys to execute and deliver, to the Seller:

         (a) a memorandum of release of such Loan and its Related Security from the security constituted by the Funding 1 Deed of Charge, the Second Supplemental Funding 1 Deed of Charge (and any further supplement to the Funding 1 Deed of Charge) and the Funding 2 Deed of Charge (and any supplement to the Funding 2 Deed of Charge) substantially in the form set out in Schedule 16;

         (b) in relation to the English Mortgages, if perfection of the assignment to the Mortgages Trustee has occurred in accordance with Clause 6:

                 (i) if the relevant English Mortgage is over Registered Land, a transfer of such Mortgage to the Seller in the form of the Registered Transfer; or

                 (ii) if the relevant English Mortgage is over Unregistered Land, a transfer of such English Mortgage to the Seller in the form of the Unregistered Transfer;

         (c) in relation to the Scottish Mortgages, if perfection of the assignation to the Mortgages Trustee has occurred in accordance with Clause 6:

                 (i) if the relevant Scottish Mortgage is over a Property title to which is registered in the Land Register of Scotland, a transfer by the Mortgages Trustee in favour of the Seller in a form substantially similar to an SLR Transfer; and

                 (ii) if the relevant Scottish Mortgage is over a Property title to which is recorded in the General Register of Sasines, a transfer by the Mortgages Trustee in favour of the Seller in a form substantially similar to a Sasine Transfer;

         (d) a re-assignment or retrocession (as appropriate) of the rights of the Mortgages Trustee in respect of the relevant Related Security and a notice of such re-assignment or retrocession (as appropriate) each in a form reasonably acceptable to the Seller (which shall, in the case of the re-assignment of the MIG Policies and notice of such re-assignment, be substantially in the form set out in Schedule 17 and Schedule 18 hereto respectively and in the case of the re-assignment of rights against third parties, be substantially in the form set out in Schedule 19); and

         (e) a notification to the Servicer that all further sums due in respect of such repurchased Loan are for the Seller's account.

         Upon such completion the Seller shall cease to be under any further obligation to hold any Title Deeds or other documents relating to such Loan or Loans and its/their Related Security to the order of the Mortgages Trustee and if the Mortgages Trustee holds the Title Deeds it will return them to the Seller. Any repurchase by the Seller of or in respect of a Loan or Loans and its or their Related Security shall constitute a discharge and release of the Seller from any claims which the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the Funding 1 Security Trustee and/or the Funding 2 Security Trustee may have against the Seller arising from the relevant Representation or Warranty in relation to that Loan or Loans and its or their Related Security only but shall not affect any rights arising from a breach of any other express provision of this Agreement or any Representation or Warranty in relation to any other Loan and other Related Security.

8.7 After the Seller becomes aware of any event and/or fact which may reasonably give rise to an obligation under any clause of this Agreement to repurchase any Loan it shall notify the Mortgages

         Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee in writing thereof as soon as reasonably practicable.

8.8 The terms of this Clause 8 shall not prejudice the rights of the Mortgages Trustee or the Beneficiaries under the Mortgages Trust Deed.

8.9 The parties to this Agreement may, with the prior written consent of the Funding 1 Security Trustee and the Funding 2 Security Trustee, waive or amend the Representations and Warranties. In determining whether to give its consent to the proposed waiver or amendments to the Representations and Warranties, each of the Funding 1 Security Trustee and the Funding 2 Security Trustee shall exercise its discretion (in the case of the Funding 1 Security Trustee) in accordance with the terms of Clause 25.8 of the Funding 1 Deed of Charge and (in the case of the Funding 2 Security Trustee) the terms of Clause 24.8 of the Funding 2 Deed of Charge and (in both cases) in accordance with Clause 4 of the Controlling Beneficiary Deed.

9.       OTHER WARRANTIES

         On the date of this Agreement, each Closing Date, and each Sale Date, the Seller represents and warrants to each of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee that:

         (a) the Seller has not acquired or owned or possessed any rights in any Funding 1 Issuer, the Master Issuer, the Mortgages Trustee, Funding 1 or Funding 2 such that it would CONTROL any of Funding 1, Funding 2, any Funding 1 Issuer or the Master Issuer within the meaning of Section 416 ICTA; and

         (b) there is not any CONNECTION (within the meaning of Section 87 Finance Act 1996) between (i) any Funding 1 Issuer, the Master Issuer, Funding 1 and/or Funding 2 and (ii) any Borrower.

10.      FURTHER ASSURANCE

         The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents that may be necessary or desirable to give full effect to the transactions contemplated by this Agreement (but subject always to Clause 6).

11.      CONSEQUENCES OF BREACH

         Without prejudice to Clauses 7 and 8, Funding 1, Funding 2, the Mortgages Trustee, the Funding 1 Security Trustee and the Funding 2 Security Trustee severally acknowledge to and agree with the Seller, and each of the Funding 1 Security Trustee and the Funding 2 Security Trustee acknowledges to and agrees with Funding 1, Funding 2 and the Mortgages Trustee, that the Seller shall have no liability or responsibility (whether, in either case, contractual, tortious or delictual, express or implied) for any loss or damage for or in respect of any breach of, or any act or omission in respect of, any of its obligations hereunder other than loss or damage directly (and not indirectly or consequentially) suffered by the Mortgages Trustee and/or Funding 1 and/or Funding 2 and/or the assets comprised in the Funding 1 Security constituted by the Funding 1 Deed of Charge and/or the Funding 2 Security constituted by the Funding 2 Deed of Charge respectively by reason of such breach, act or omission. For this purpose (and without limiting the scope of the above exclusion in respect of indirect or consequential loss or damage) any loss or damage suffered by the Mortgages Trustee and/or Funding 1 and/or Funding 2 or such assets as a result of the breach, act or omission in question also having been or given rise to an Intercompany Loan Event of Default and/or a Master Intercompany Loan Event of Default or enforcement of the Funding 1 Security constituted by the Funding 1 Deed of Charge and/or the Funding 2 Security constituted by the Funding 2 Deed of

         Charge shall be treated as indirect or consequential loss or damage PROVIDED THAT this sentence shall not apply to any direct or non-consequential loss or damage arising from any such breach, act or omission.

12.      SUBORDINATION

         The Seller agrees with Funding 1, Funding 2, the Mortgages Trustee, the Funding 1 Security Trustee and the Funding 2 Security Trustee that on the enforcement of any Mortgage any sums owed to the Seller by a Borrower and which are secured under such Mortgage and the rights and remedies of the Seller in respect of the sums owed to the Seller shall at all times be subject and subordinated to any sums owed to the Mortgages Trustee by the Borrower and which are secured under such Mortgage and to the rights and remedies of the Mortgages Trustee in respect of such sums owed to the Mortgages Trustee by the Borrower.

13.      NON-MERGER

         Any term of this Agreement to which effect is not given on the Initial Closing Date or on any Sale Date (including in particular, but without limitation, the liability of the Seller under the Representations and Warranties and the indemnity in Clause 6.7 and the provisions of Clause 4) shall not merge and shall remain in full force and effect notwithstanding the sale and purchases contemplated by this Agreement.

14.      NO AGENCY OR PARTNERSHIP

         It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any relationship of agency, save as expressly provided herein, or partnership between the parties and that in fulfilling its obligations hereunder, each party shall be acting entirely for its own account.

15.      PAYMENTS

         Except as otherwise specifically provided, all payments to be made pursuant to this Agreement shall be made in sterling in immediately available funds without exercising or seeking to exercise any right of set-off as may otherwise exist and shall be deemed to be made when they are received by the payee and shall be accounted for accordingly unless failure to receive any payment is due to an error by the payee's bank.

16.      AMENDMENTS, WAIVERS AND CONSENTS

16.1 Subject to Clauses 2, 3 and 4 of the Controlling Beneficiary Deed (as applicable) and (in the case of Funding 1) Clause 25 of the Funding 1 Deed of Charge and (in the case of Funding 2) Clause 12 of the Funding 2 Deed of Charge, no amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by (or by some person duly authorised by) each of the parties to this Agreement. In the case of a waiver, such waiver shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

16.2 Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee will each exercise all rights, powers, benefits and/or discretions conferred on it under this Agreement (including, without limitation, in giving its consent, approval or authorisation to any event, matter or thing requested hereunder) in accordance with Clauses 2, 3 and 4 of the Controlling Beneficiary

         Deed (as applicable) and (in the case of Funding 1) Clause 25 of the Funding 1 Deed of Charge and (in the case of Funding 2) Clause 12 of the Funding 2 Deed of Charge.

17.      NOTICES

         Any notices to be given pursuant to this Agreement to any of the parties hereto shall be in writing and shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Seller: to Bank of Scotland plc Halifax Division, Level 3, Lovell Park, 1 Lovell Park Road, Leeds LS1 1NS (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (b) in the case of Funding 1: to Permanent Funding (No. 1) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574
                 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (c) in the case of Funding 2: to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574
                 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (d) in the case of the Mortgages Trustee: to Permanent Mortgages Trustee Limited, 47 Esplanade, St Helier, Jersey JE1 0BD, (facsimile number +44 (0) 1534 726391) for the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds; and

         (e) in the case of the Funding 1 Security Trustee and the Funding 2 Security Trustee: to The Bank of New York, One Canada Square, London E14 5AL (facsimile number + 44 (0)20 7964 2533) for the attention of Corporate Trust Administration - ABS/MBS, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 17.

18.      ASSIGNMENT

18.1 Subject always to the provisions of Clause 19, no party hereto shall be entitled to assign all or any part of its rights or obligations hereunder to any other party without the prior written consent of each of the other parties hereto (which shall not, if requested, be unreasonably withheld) save that Funding 1 and Funding 2 shall be entitled to assign whether by way of security or otherwise all or any of its rights under this Agreement without such consent to:

         (a) (in the case of Funding 1) the Funding 1 Security Trustee pursuant to the Funding 1 Deed of Charge; and

         (b) (in the case of Funding 2) the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge,

         and each of the Funding 1 Security Trustee and the Funding 2 Security Trustee may at its sole discretion assign all or any of its rights under or in respect of this Agreement without such consent to any successor security trustee in exercise of its rights under the Funding 1 Deed of Charge and the Funding 2 Deed of Charge (respectively).

18.2 The Seller acknowledges that on the assignment pursuant to the Funding 1 Deed of Charge by Funding 1 to the Funding 1 Security Trustee of Funding 1's rights under this Agreement and pursuant to the Funding 2 Deed of Charge by Funding 2 to the Funding 2 Security Trustee of Funding 2's rights under this Agreement, each of the Funding 1 Security Trustee and the Funding 2 Security Trustee (respectively) may enforce such rights in its own name without joining Funding 1 or Funding 2 (respectively) in any such action (which right the Seller hereby waives) and the Seller hereby waives as against the Funding 1 Security Trustee and the Funding 2 Security Trustee any rights or equities in its favour arising from any course of dealing between the Seller and Funding 1 and Funding 2 (respectively).

19.      CHANGE OF FUNDING 1 SECURITY TRUSTEE AND/OR FUNDING 2 SECURITY TRUSTEE

19.1 If there is any change in the identity of the Funding 1 Security Trustee and/or the Funding 2 Security Trustee in accordance with the Funding 1 Deed of Charge and the Funding 2 Deed of Charge (respectively), the Seller, the Mortgages Trustee, Funding 1 and/or Funding 2 shall execute such documents and take such action as the successor Funding 1 Security Trustee and/or successor Funding 2 Security Trustee (as applicable) and the outgoing Funding 1 Security Trustee or outgoing Funding 2 Security Trustee (as applicable) may reasonably require for the purpose of vesting in the successor Funding 1 Security Trustee or successor Funding 2 Security Trustee (as applicable) the rights and obligations of the outgoing Funding 1 Security Trustee or outgoing Funding 2 Security Trustee (as applicable) hereunder and releasing the outgoing Funding 1 Security Trustee or outgoing Funding 2 Security Trustee (as applicable) from its future obligations under this Agreement and the Seller shall give notice thereof to the Rating Agencies.

19.2 It is hereby acknowledged and agreed that by their execution of this Agreement, neither the Funding 1 Security Trustee nor the Funding 2 Security Trustee shall assume or have any of the obligations or liabilities of the Seller or Funding 1 or Funding 2 or the Mortgages Trustee hereunder.

20.      THIRD PARTY RIGHTS

         A person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

21.      EXECUTION IN COUNTERPARTS; SEVERABILITY

21.1 This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

21.2 Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction shall not be affected or impaired thereby.

22.      GOVERNING LAW

22.1 This Agreement shall be governed by the laws of England (provided that any terms of this Agreement which are particular to Scots law shall be construed in accordance with the laws of Scotland).

22.2 Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding. The Mortgages Trustee irrevocably appoints Structured Finance Management Limited of 35 Great St. Helen's London EC3A 6AP as its agent for service of process.

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as a deed on the day and year first before written.

                                  SIGNATORIES
SELLER

EXECUTED as a DEED by                                  ) /S/ IAN STEWART
BANK OF SCOTLAND PLC acting by
its attorney in the presence of                        ) /S/ DAVID WILKINSON

Witness's Signature: /S/ CHRIS WALL
Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

BENEFICIARY

EXECUTED as a DEED by                                  ) /S/ IAN STEWART
BANK OF SCOTLAND PLC acting by
its attorney in the presence of                        ) /S/ DAVID WILKINSON

Witness's Signature: /S/ CHRIS WALL
Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

BENEFICIARY

EXECUTED as a DEED by                                  ) /S/ CLAUDIA WALLACE
PERMANENT FUNDING (NO. 1) LIMITED
acting by two directors                                ) /S/ HELENA WHITAKER

BENEFICIARY

EXECUTED as a DEED by                                  ) /S/ CLAUDIA WALLACE
PERMANENT FUNDING (NO. 2) LIMITED
acting by two directors                                ) /S/ HELENA WHITAKER
MORTGAGES TRUSTEE

EXECUTED as a DEED by                                  ) /S/ ABU KAPADIA
PERMANENT MORTGAGES                                    )
TRUSTEE LIMITED, a company
incorporated in Jersey,                                )
Channel Islands, by                                    )
being a person who, in                                 )
accordance with the laws of that territory is acting   )
under the authority of the company, in the presence    )
of:                                                    )

Witness's Signature: /S/ CHRIS WALL
Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

FUNDING 1 SECURITY TRUSTEE

EXECUTED as a DEED                                     ) /S/ VINCENT GIRAUD
for and on behalf of                                   )
THE BANK OF NEW YORK                                   )
by its authorised signatory, in the presence of:       )

Witness's signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

FUNDING 2 SECURITY TRUSTEE

EXECUTED as a DEED                                     ) /S/ VINCENT GIRAUD
for and on behalf of                                   )
THE BANK OF NEW YORK                                   )
by its authorised signatory, in the presence of        )

Witness's signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

                                  SCHEDULE 1

                        REPRESENTATIONS AND WARRANTIES

1.       LOANS

1.1 The particulars of the Loans set out in the Exhibit (or, as the case may be, the relevant New Portfolio Notice and in each Scottish Declaration of Trust) are true, complete and accurate in all material respects.

1.2 Each Loan was originated by Halifax or by the Seller under the Halifax brand and was originated and is denominated in pounds sterling (or was originated and is denominated in euro if the euro has been adopted as the lawful currency for the time being of the United Kingdom).

1.3 Each Loan in the Portfolio as at the most recent Closing Date was made not earlier than 1 February 1996 and not later than the later of (a) 30 June 2007 and (b) the date specified in the most recent Final Terms.

1.4 Each Loan matures for repayment not later than (a) June 2040 or (b) such later date specified in the most recent Final Terms.

1.5 No Loan has or will have an Outstanding Principal Balance of more than [POUND]500,000.

1.6 The Lending Criteria are the lending criteria applicable to the Loans and their Related Security.

1.7      Prior to the making of each Initial Advance and Further Advance:

         (a) the Lending Criteria and all preconditions to the making of any Loan were satisfied in all material respects subject only to such exceptions as made on a case by case basis as would be acceptable to a Reasonable, Prudent Mortgage Lender; and

         (b) the requirements of the relevant MIG Policy were met, so far as applicable to that Loan.

1.8      (a)     Each Loan was made and its Related Security taken or received substantially on the terms of the Standard Documentation without any material variation thereto and nothing has been done subsequently to add to, lessen, modify or otherwise vary the express provisions of any of the same in any material respect.

         (b) The brochures, application forms, offers, offer conditions and marketing material distributed by the Seller to the Borrower when offering a Loan to a Borrower:

                 (i) do not conflict in any material respect with the terms applicable to the relevant Loan and its Related Security at the time that the Loan was entered into; and

                 (ii) do not conflict with and would not prohibit or otherwise limit the terms of, the Transaction Documents or the matters contemplated thereby, including for the avoidance of doubt and without limitation:

                         (A) the assignment or assignation (as appropriate) of the Loans and their Related Security to the Mortgages Trustee or the placing of the Loans and their Related Security into trust;

                         (B) the administration of the Loans and their Related Security by the Servicer or a delegate or sub-contractor of the Servicer or (for as long as the Seller and the Servicer are the same legal entity) the appointment of a new Servicer following the occurrence of an Insolvency Event in relation to the Seller; and

                         (C) so far as the Seller is aware to the best of its knowledge, information and belief, the ability of the Mortgages Trustee or the Security Trustee to set the variable rate payable under any Variable Rate Loan independently of (and without regard to the level of) the Seller's standard variable rate of interest or if the Seller has more than one standard variable rate of interest, the relevant Seller's standard variable rate of interest, subject to any applicable cap on that variable rate which is not itself linked to any rate set by the Seller and to set the variable margin above the Bank of England repo rate under any Tracker Rate Loan independently of (and without regard to the level of) any differential set by the Seller, subject to any applicable cap on that variable margin above the Bank of England repo rate which is not itself linked to any margin set by the Seller.

         (c) There is no restriction on the Seller's successors and assigns and assignees to the legal title of the Loans (including, without limitation, the Mortgages Trustee if and when legal title to the Loans is transferred to it) right:

                 (i) to set the variable rate payable under any Variable Rate Loan independently of (and without regard to the level of) the Seller's standard variable rate of interest or if the Seller has more than one standard variable rate of interest, the relevant Seller's standard variable rate of interest, subject to any applicable cap on that variable rate which is not itself linked to any rate set by the Seller (subject to complying with the obligations under the Standard Documentation as to changes in interest rates generally and so that in particular the successors will not be able to change the interest rate following a transfer of legal title unless the reasons for changing the interest rate set out in the Standard Documentation apply) and provided that in relation to Loans which are subject to HVR 2, the differential between that rate and the Loans which are subject to HVR 1 is maintained; and

                 (ii) to set the variable margin above the Bank of England repo rate under any Tracker Rate Loan independently of (and without regard to the level of) any differential set by the Seller, subject to any applicable cap on that variable margin above the Bank of England repo rate which is not itself linked to any margin set by the Seller (subject to complying with the obligations under the Standard Documentation as to changes in margins generally and so that in particular the successors will not be able to change the margin following a transfer of legal title unless the reasons for changing the margin set out in the Standard Documentation apply).

1.9 The Seller is under no obligation to make Further Advances (other than Flexible Loan Drawings (if any), Delayed Cashbacks, Home Cash Reserve Drawings and Retention Drawings) or to pay fees or other sums relating to any Loan or its Related Security to any Borrower.

1.10 Each Borrower has made at least two Monthly Payments in respect of each Loan.

1.11 Other than with respect to monthly interest payments or as provided in paragraph 1.12 below, no Borrower is or has, since the date of the relevant Mortgage, been in material breach of any obligation owed in respect of the relevant Loan or under the Related Security and accordingly no steps have been taken by the Seller to enforce any Related Security.

1.12 The total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as such interest payment or principal repayment, on any Loan is not on the relevant Sale Date in respect of any Loan, nor has been during the 12 months immediately preceding the relevant Sale Date more than the amount of the Monthly Payment then due.

1.13 No Loan is guaranteed by a third party save where the guarantee constitutes legal, valid and binding obligations of the guarantor enforceable in accordance with their terms.

1.14 Each Flexible Loan was originated not earlier than 1 November 2004 and was made either under the 2004 Mortgage Conditions (2nd Edition) or the 2007 Mortgage Conditions.

1.15 Interest on each Loan is charged in accordance with the Standard Documentation.

1.16     Interest on each Loan is payable monthly in arrear.

1.17 Each Loan and its Related Security is valid, binding and enforceable in accordance with its terms and is non-cancellable:

         (a) save in relation to any term in any Loan or in its Related Security, in each case which is not binding by virtue of the Unfair Terms in Consumer Contracts Regulations 1994 or (as the case may be) the Unfair Terms in Consumer Contracts Regulations 1999; and

         (b) save in relation to any amount advanced under a Flexible Loan, any Delayed Cashback, any Home Cash Reserve Drawing and any other Further Advance, in each case which is not enforceable by virtue of the Consumer Credit Act 1974.

1.18 To the best of the Seller's knowledge, none of the terms in any Loan or in its Related Security is not binding by virtue of its either (a) being unfair within the meaning of the Unfair Terms in Consumer Contracts Regulations 1994 or (as the case may be) the Unfair Terms in Consumer Contracts Regulations 1999 or (b) not being compliant with the terms of the Consumer Credit Act 1974. In this WARRANTY 1.18, reference to any legislation shall be construed as a reference to that legislation as amended, extended or re-enacted from time to time.

1.19 All of the Borrowers are individuals and were aged 18 years or older at the date he or she executed the relevant Mortgage.

1.20     At least two Monthly Payments have been made in respect of each Loan.

1.21     Each loan in the relevant Portfolio is either:

         (a)     a Variable Rate Loan, Tracker Rate Loan or Fixed Rate Loan; or

         (b) a New Loan Type which each of the Rating Agencies has confirmed in writing may be included in the relevant New Portfolio.

2.       MORTGAGES

2.1 The whole of the Outstanding Principal Balance on each Loan and any Arrears of Interest and all Accrued Interest is secured by a Mortgage.

2.2 Each Mortgage is in the form of the relevant pro forma contained in the Standard Documentation which was applicable at the time the Mortgage was executed.

2.3 Each Mortgage constitutes a valid and subsisting first charge by way of legal mortgage or (in the case of Scottish Mortgages) first ranking standard security over the relevant Property subject only in certain appropriate cases to applications for registration or recording at the Land Registry or Registers of Scotland which where requisite have been made and are pending and in relation to such cases the Seller is not aware of any caution, notice, inhibition or any other matter that would prevent such registration or recording.

2.4 Each Mortgage has first priority for the whole of the Outstanding Principal Balance on the Loan and all Arrears of Interest and Accrued Interest thereon and all future interest, fees, costs and expenses payable under or in respect of such Mortgage.

2.5 The Seller has and will maintain, all consents, authorisations, approvals, licences and orders, including without limitation all authorisations under the FSMA requirements to originate, advise upon and administer the Loans and Mortgages.

2.6 The Seller has complied and will comply, in all material respects, with all applicable laws and regulations, including without limitation the FSA's rules in MCOB, in respect of its advisory activities relating to, and the origination and administration of the Loans and Mortgages.

2.7 Each Mortgage in respect of a RTB Loan was made to a Borrower for the purposes of exercising the right-to-buy or for another approved purpose (save where a Deed of Postponement has been entered into by the relevant landlord) and has (or the Seller has the evidence necessary to ensure that the relevant Mortgage will have) priority over any statutory charge or standard security granted in favour of the relevant landlord save in cases where the Mortgage is originated at a time where there is no more than one year remaining of the RTB Disposal Period or where adequate insurance is in place.

2.8 The Seller has complied and will comply, in all material respects, with all applicable laws and regulations including, without limitation, the ICOB with regard to any insurance related activities in respect of the Properties.

2.9 Each intermediary who has introduced a Loan to the Seller was, at the time of the relevant introduction and insofar as required, registered with the Mortgage Code Register of Intermediaries, the Mortgage Code Compliance Board or, if the Loan was originated after 31 October 2004, authorised by the FSA.

3.       THE PROPERTIES

3.1      All of the Properties are in England, Wales or Scotland.

3.2 Each Property constitutes a separate dwelling unit (subject to limited case by case exceptions) and is either freehold, leasehold or (in Scotland) heritable or held under a long lease.

3.3 Save for children of Borrowers and children of someone living with the Borrower, every person who, at the date upon which any English Mortgage was granted, had attained the age of eighteen and was in or about to be in actual occupation of the relevant Property, is either named as a Borrower or has signed a Deed of Consent in the form of the pro forma contained in the Standard Documentation which was applicable at the time the Mortgage was executed.

3.4 At the date upon which any Scottish Mortgage was granted all necessary MHA Documentation had been obtained so as to ensure that neither that Scottish Mortgage nor the related Property is subject to or affected by any statutory right of occupancy under the Matrimonial Homes (Family Protection) (Scotland) Act 1981 or the Civil Partnership Act 2004.

3.5      No Property has been let otherwise than by way of:

         (a)     an assured shorthold tenancy which meets the requirements of
                 Section 19A or Section 20 of the Housing Act 1988; or

         (b)     a short assured tenancy which meets the requirements of
                 section 32 of the Housing (Scotland) Act 1988; or

         (c)     an assured tenancy;

         in each case which meets the Seller's Policy in connection with lettings to non-owners.

3.6 No Property is the subject of a shared ownership lease arrangement or staircase purchasing arrangement.

4.       VALUERS' AND SOLICITORS' REPORTS

4.1 Not more than twelve months (or a longer period (including in the case of an inter-group remortgage) as may be acceptable to a Reasonable, Prudent Mortgage Lender) prior to the grant of each Mortgage (or such longer period (including in the case of an inter-group remortgage) as may be acceptable to a Reasonable, Prudent Mortgage Lender) the Seller received a Valuation Report from a Valuer on the relevant Property (or such other form of report concerning the valuation of the relevant Property as would be acceptable to a Reasonable, Prudent Mortgage Lender), the contents of which were such as would be acceptable to a Reasonable, Prudent Mortgage Lender.

4.2 The principal amount of the Initial Advance (including any retention(s) subsequently advanced to the Borrower but disregarding Capitalised Expenses) is either:

         (a) not more than 75% of the lower of the purchase price and the appraised value of the Property as stated in the Valuation Report referred to above in paragraph 4.1 (the APPRAISED VALUE) (or, in case of a remortgage, of the appraised value) of the Property; or

         (b) greater than 75% (but not more than 97%) of the lower of purchase price or the appraised value, or in the case of Loans secured against new build properties, not more than 97% of the appraised value of the lower of the purchase price and the appraised value (or, in the case of a remortgage, of the appraised value), in which case for those Loans originated prior to 1 January 2001 only that part of the Initial Advance which exceeds 75% of the lower of the purchase price and the appraised value (or, in the case of a remortgage, of the appraised value) is covered under the terms of a MIG Policy.

4.3      Prior to the taking of each Mortgage (other than a remortgage), the
         Seller:

         (a) instructed the Seller's solicitor, licensed conveyancer or (in Scotland) qualified conveyancer to carry out an investigation of title to the relevant Property and to undertake such other searches, investigation, enquiries and other actions on behalf of the Seller as are set out in the instructions which the Seller issued to the relevant solicitor as are set out in:

                 (i) the CML's Lenders' Handbook for England and Wales in relation to English Mortgages;

                 (ii) the Seller's Mortgage Practice Notes in relation to Scottish Mortgages taken before the CML's Lenders' Handbook for Scotland was adopted in 2000; or

                 (iii) the CML's Lenders' Handbook for Scotland in relation to Scottish Mortgages taken after the CML's Lenders' Handbook for Scotland was adopted in 2000,

                 (or such comparable, predecessor or successor instructions and/or guidelines as may for the time being be in place), subject only to such variations made on a case by case basis as would have been acceptable to a Reasonable, Prudent Mortgage Lender at the relevant time; or

         (b) received a Certificate of Title from the solicitor or licensed conveyancer or (in Scotland) qualified conveyancer referred to in paragraph (a) relating to such Property the contents of which were such as would have been acceptable to a Reasonable, Prudent Mortgage Lender at that time.

4.4 The benefit of all Valuation Reports, any other valuation report referred to in paragraph 4.1 and Certificates of Title which were provided to the Seller not more than two years prior to the date of this Agreement can be validly assigned to the Mortgages Trustee without obtaining the consent of the relevant Valuer, solicitor or licensed conveyancer or (in Scotland) qualified conveyancer.

5.       BUILDINGS INSURANCE

5.1      Each Property is insured under:

         (a) a buildings insurance policy arranged by the Borrower in accordance with the relevant Mortgage Conditions or in accordance with the Alternative Insurance Recommendations; or

         (b)     the Halifax Policies; or

         (c)     a Seller-introduced building insurance policy; or

         (d) a buildings insurance policy arranged by the relevant landlord; or

         (e)     the Properties in Possession Cover.

5.2 No act, event or circumstance has occurred which would adversely affect the Properties in Possession Cover or entitle the insurers to refuse to make payment thereunder or to reduce the amount payable in respect of any claim thereunder.

5.3 All claims under the Properties in Possession Cover have been paid in full within a reasonable time of the date of submission of the claim and, save in respect of minor claims, there are no claims outstanding.

5.4 The Seller has maintained and will maintain all consents, authorisations, approvals, licences and orders, including without limitation all authorisations under the FSMA, to carry on any insurance related activities in respect of the Properties.

6.       MIG POLICIES

6.1 Where applicable, the MIG Policies are in full force and effect in relation to the Initial Portfolio or, as the case may be, each New Portfolio and all premiums thereon have been paid.

6.2 The benefit of the Halifax Mortgage Re Limited MIG Policies can be and will have been, with effect from the Initial Closing Date or the relevant Sale Date, as applicable, validly assigned to the Mortgages Trustee and charged to the Funding 1 Security Trustee and, on and from the Programme Date, the Funding 2 Security Trustee, insofar as they relate to the Initial Portfolio or, as the case may be, each New Portfolio in each case in the manner and to the extent contemplated by the Transaction Documents.

6.3 To the best of the knowledge of the Seller no act, event or circumstance has occurred which would adversely affect the MIG Policies or entitle the insurers to refuse to make payment thereunder or to reduce the amount payable in respect of any claim thereunder insofar as they relate to the Initial Portfolio or, as the case may be, each New Portfolio.

6.4 All valid claims under the MIG Policies have been paid in full within a reasonable time of the date of submission of the claim.

7.       THE SELLER'S TITLE

7.1 The Seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold and/or assigned by the Seller to the Mortgages Trustee pursuant to this Agreement free and clear of all mortgages, charges, liens, Encumbrances, claims and equities (including, without limitation, rights of set-off or counterclaim and unregistered or overriding interests which fall within any of the paragraphs of
         Schedule 1 or Schedule 3 to the Land Registration Act 2002 (as such schedules have effect in accordance with section 90(5) and Schedule 12 of the Land Registration Act 2002) or Section 28(1) of the Land Registration (Scotland) Act 1979 and the Seller is not in breach of any covenant implied by reason of its selling the Portfolio with full title guarantee or absolute warrandice (or which would be implied if the Registered Transfers, Unregistered Transfers or Scottish Transfers, as applicable, were completed).

7.2 All steps necessary to perfect the Seller's title to the Loans and the Related Security were duly taken at the appropriate time or are in the process of being taken, in each case (where relevant) within any applicable priority periods or time limits for registration with all due diligence and without undue delay.

7.3 Save for Title Deeds held at the Land Registry or Registers of Scotland, the Title Deeds and the Customer Files relating to each of the Loans and their Related Security are held by, or are under the control of:

         (a)     the Seller; or

         (b) the Seller's solicitors or licensed conveyancers or (in Scotland) qualified conveyancers to the order of the Seller,

         and the Title Deeds held at the Land Registry have been sent to it with a request that any such Title Deeds will be returned to the Seller or its solicitors on its behalf.

7.4 Neither the entry by the Seller into this Agreement nor any transfer, assignment, assignation or creation of trust contemplated by this Agreement affects or will adversely affect any of the Loans and their Related Security (including, without limitation, the Insurance Policies) and the Seller may freely assign and create a trust or trusts in respect of all its rights, title, interests and benefits therein as contemplated in this Agreement without breaching any term or condition applying to any of them.

7.5 The Seller has not knowingly waived or acquiesced in any breach of any of its rights in respect of a Loan or its Related Security, other than waivers and acquiescence such as a Reasonable, Prudent Mortgage Lender might make on a case by case basis.

8.       GENERAL

8.1 The Seller has, since the making of each Loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such Loan.

8.2 Neither the Seller nor as far as the Seller is aware any of its agents has received written notice of any litigation, claim, dispute or complaint (in each case, subsisting, threatened or pending) in respect of any Borrower, Property, Loan, Related Security, Halifax Policy, MIG Policy or Properties in Possession Cover which (if adversely determined) might have a material adverse effect on the Trust Property or any part of it.

8.3 The Seller has received from each Borrower a variable direct debit instruction in favour of the Seller signed by the relevant Borrower and addressed to its bank, variable as to the amount payable by such Borrower by unilateral notice given from time to time by the Seller to such Borrower's bank without further instruction or consent from such Borrower or such other method of payment as may be acceptable to a Reasonable, Prudent Mortgage Lender.

8.4 There are no authorisations, approvals, licences, orders, notifications or consents required as appropriate for the Seller to enter into or to perform the obligations under this Agreement or to render this Agreement legal, valid, binding, enforceable and admissible in evidence.

8.5 The Insurance Acknowledgements are valid, binding and enforceable against the relevant insurer by the Mortgages Trustee, Funding 1 Security Trustee and, on and from the Programme Date, the Funding 2 Security Trustee.

                                  SCHEDULE 2

                              REGISTERED TRANSFER

IN THE FORM OF THE LAND REGISTRY FORM TR4 AS SHOWN OVERLEAF WITH SUCH AMENDMENTS AS THE MORTGAGES TRUSTEE MAY REASONABLY REQUIRE TO GIVE EFFECT TO THIS AGREEMENT OR IN SUCH OTHER FORM AS THE MORTGAGES TRUSTEE MAY REASONABLY REQUIRE TO TAKE ACCOUNT OF CHANGES IN LAW OR PRACTICE.

                                  SCHEDULE 3

                             UNREGISTERED TRANSFER

THIS DEED OF TRANSFER OF MORTGAGES is made the day of

BY:

(1) BANK OF SCOTLAND PLC a public limited company incorporated under the Companies Acts, whose registered office is at The Mound, Edinburgh, EH1 1YZ (registered number SC327000) (hereinafter called the TRANSFEROR) of the one part; and

IN FAVOUR OF:

(2) PERMANENT MORTGAGES TRUSTEE LIMITED whose registered office is 47 Esplanade, St Helier, Jersey JE1 0BD (hereinafter called the TRANSFEREE) of the other part.

WHEREAS:

(A) By the charges by way of legal mortgage (the MORTGAGES) brief particulars of which are set out in the Annexure hereto the properties brief particulars of which are similarly set out became security for the repayment of the monies therein mentioned.

(B) By a mortgage sale agreement (as amended and/or restated from time to time) made between, inter alios, Halifax and the Transferee on 14 June 2002 (as the same may be or have been amended, varied or supplemented from time to time with the consent of the parties hereto, the MORTGAGE SALE AGREEMENT), the Transferor agreed to sell and the Transferee agreed to buy all right, title, interest, benefit and obligation (both present and future) of the Transferor in and under those Mortgages and all other mortgages in favour of the Transferor over such properties which do not relate to registered land for the consideration mentioned in the said Mortgage Sale Agreement.

NOW THIS DEED WITNESSETH as follows:

1. In consideration for the sums payable and other consideration indicated under the Mortgage Sale Agreement (receipt of which is hereby acknowledged), the Transferor hereby transfers unto the Transferee with full title guarantee all rights, title, interests, benefits and obligations (except for the Seller's obligations as set out in Clause 2.3 of the Mortgage Sale Agreement) (both present and future) of the mortgagee in and under the Mortgages including for the avoidance of doubt:

         (a) the right to demand, sue for, recover, receive and give receipts for all principal moneys payable or to become payable under the relevant Mortgages or the unpaid part thereof and the interest due or to become due thereon;

         (b) the benefit of all securities for such principal moneys and interest, the benefit of all consents to mortgage signed by occupiers of the mortgaged properties and the benefit of and the right to sue on all covenants with, or vested in, the mortgagee in relation to each Mortgage and the rights to exercise all powers of the mortgagee in relation to each Mortgage;

         (c) all the estate and interest in the relevant mortgaged properties vested in the mortgagee subject to redemption or cesser; and

         (d) all causes of action of the mortgagee against any person in connection with any report, valuation, opinion, certificate, consent to mortgage or other statement of fact or opinion given in connection with any Mortgage or affecting the decision to make the relevant advance.

2. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this document has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by                  )
BANK OF SCOTLAND PLC                   )
acting by its attorney in              )
the presence of:                       ) _______________

Witness's Signature:      ________________________

Name:                     ________________________

Address:                  ________________________

                                    ANNEX 1

                                      [ ]

Account No.     Property address     Date of Mortgage     Borrower

                                  SCHEDULE 4

                               LENDING CRITERIA

LENDING CRITERIA

The Loans in the Initial Portfolio or, as the case may be, the relevant New Portfolio were originated according to the Seller's lending policy at the applicable time the Loan was offered. At the Programme Date the Seller's lending policy included the criteria set out in Schedule 4 of the Mortgage Sale Agreement dated the Programme Date. At the date of this Agreement, the Seller's leading policy included the criteria set out below. However, the Seller retains the right to revise its lending policy from time to time, and so the criteria applicable to New Loans may not be the same as those set out below.

1.       Types of Property

         Properties may be either freehold, leasehold or (in Scotland) heritable or held under a long lease. In the case of leasehold properties, the unexpired portion of the lease must in most cases not expire earlier than 30 years after the term of the Loan, although this can be reduced to ten years under certain circumstances. The property must be used solely for residential purposes (with extremely limited case by case exceptions) and must be in sound structural condition and repair or be capable of being put into such state. House boats, mobile homes and any property on which buildings insurance cannot be arranged are not acceptable. All persons who are to be legal owners of the Property on completion of the relevant Mortgage must be Borrowers.

         All properties have been valued by a valuer approved by the Seller or, where appropriate, according to a methodology which would meet the standards of a Reasonable, Prudent Mortgage Lender and which has been approved by the Seller.

2.       Term of Loan

         There is no minimum term on home purchase Loans and the maximum term is 40 years for all loans. A repayment period for a new Further Advance that would extend beyond the term of the original advance may also be accepted at the Seller's discretion, subject to the following:

         (a) the consent of any subsequent lender or guarantor to the Further Advance;

         (b) the Seller may in its discretion extend the period of the original advance, provided that, in all leasehold cases, not less than 30 years (or ten years in certain circumstances) of the lease must be left unexpired at the end of the term of the Mortgage; and

         (c) the approval of the valuer where the valuer has previously recommended a term which is shorter than the maximum Loan terms referred to above.

         If a Borrower requests to increase the term of the existing Loan, the maximum term for a repayment Loan is 25 years from the date from which the extended term is granted. However, the total term from the start date of the account must not exceed 40 years.

         If a Borrower or guarantor is already retired or a mortgage term is requested that will take the Borrower/guarantor's term beyond the anticipated retirement age, specific procedures must be followed by the Seller.

3.       Age of Applicant

         All Borrowers must be aged 18 or over. There is no maximum age limit. However, if the term of the Mortgage extends into retirement, the Seller will attempt to ascertain the Borrower's anticipated income in retirement. If the Seller determines the Borrower will not be able to afford the Mortgage into retirement, the application will be declined. If the Borrower is already retired, the Seller will consider the Borrower's ability to support the Loan.

4.       Loan to Value (or LTV) Ratio

         The maximum original LTV ratio of Loans in each expected Portfolio will be 97%. For Properties of [POUND]250,000 or less, the Seller may currently lend up to 97% of the improved valuation of the Property (the original valuation plus the increase in value deriving from any improvements). For Properties in excess of [POUND]250,000, the permissible LTV ratio decreases as the property value increases. The Seller does not provide Loans in excess of 100% of the sum of the purchase price and the increase in value deriving from any improvements.

         All lending (with the exception of loans secured against new build properties) for new purchases is based on a maximum of 97% of the lower of purchase price or valuation. For example, if the value of a property was [POUND]100,000 and the purchase price was [POUND]97,000, the maximum the Seller would lend is [POUND]94,090 (97% of [POUND]97,000). In the case of loans secured against new build properties, lending is based on a maximum of 97% of value provided that this does not exceed 100% of the purchase price. So, if the value of a new build property was [POUND]100,000 and the purchase price was [POUND]97,000, the maximum that the Seller would lend is [POUND]97,000.

5.       Mortgage Indemnity Guarantee Policies/High LTV Fees

         Borrowers are currently required to pay high LTV fees to the Seller for each Mortgage account where the aggregate of the outstanding principal balance of the relevant Loan(s) at origination (excluding any capitalised high LTV fees and/or booking fees and/or valuation fees) exceeds certain specified percentages.

         If the LTV ratio exceeds 90%, the Borrower pays high LTV fees based on the difference between the actual LTV ratio and a 75% LTV ratio.

         Prior to 1 January 2001, the Seller required cover under mortgage indemnity guarantee, or MIG, policies for Mortgages where the LTV ratio exceeded 75%, though during 1999 and 2000 the Seller paid the premium for the MIG cover if the LTV ratio was between 75% and 90%. Since 1 January 2001, the Seller has not required cover under MIG policies for any Loans.

6.       Status of Applicant(s)

         The maximum amount of the aggregate Loan(s) under a mortgage account is determined by the application of an affordability model. This model delivers an individualised result that reflects the applicant's net income, existing credit commitments and burden of family expenditure. The model also calculates the full debt servicing cost at a stressed rate of interest before comparing this cost to the net disposable income that the applicant has available. The credit score also influences the decision of how much to lend using the principle that high credit scores infer a proven ability to manage financial affairs. The Seller maintains rules on the amount of variable income (overtime, bonus, commission) that it will allow into the model and as a general rule will allow no more than 60% of these items. Benefit payments are allowed (including tax credits) as these quite often compensate for the taxation and National Insurance deductions that would normally cause lower levels of income to fall below the minimum wage levels. This model returns "answers" of zero up to amounts that would equate to over five times income. Regardless, the Seller maintains a policy rule that it will not lend more than an amount equal to five times income.

         In cases where a single Borrower is attempting to have the Seller take a secondary income into account, the Seller will consider the sustainability of the Borrower's work hours, the similarity of the jobs and/or skills, the commuting time and distance between the jobs, the length of employment at both positions and whether the salary is consistent with the type of employment. The Seller will determine, after assessing the above factors, if it is appropriate to use both incomes. If so, both incomes will be used as part of the normal income calculation.

         When there are two applicants, the Seller adds joint incomes together for the purpose of calculating the applicant's total income. The Seller may, at its discretion, consider the income of one additional applicant as well but only a maximum rate of one times that income.

         Positive proof of the borrower's identity and address must be established. In exceptional circumstances this requirement can be waived (provided money laundering regulations are complied with), but the reasons for doing so must be fully documented.

         The Seller may exercise discretion within its lending criteria in applying those factors which are used to determine the maximum amount of the Loan(s). Accordingly, these parameters may vary for some Loans. The Seller may take the following into account when exercising discretion: credit score result, existing customer relationship, percentage of LTV, stability of employment and career progression, availability of living allowances and/or mortgage subsidy from the employer, employer's standing, regularity of overtime, bonus or commission (up to a maximum of 60% of the income), credit commitments, quality of security (such as type of property, repairs, location or saleability), and the increase in income needed to support the Loan.

         The Seller may not exercise discretion where it is lending over 95% of value or the Borrower's credit score fails. There is an exception from this policy for existing Borrowers who are moving home and the Seller's overall position is improved.

7.       Credit History

         7.1     Credit Search

         A credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment (or the Scottish equivalent), default, or bankruptcy notice) is revealed or the score does not meet the required risk/reward trade-off.

         7.2     Bank Reference

         A bank reference may be sought or the applicants may be required to provide bank statements in support of his or her application.

8.       Scorecard

         The Seller uses some of the above criteria and various other criteria to provide an overall score for the application that reflects a statistical analysis of the risk of advancing the Loan. The lending policies and processes are determined centrally to ensure consistency in the management and monitoring of credit risk exposure. Full use is made of software technology in credit scoring new applications. Credit scoring applies statistical analysis to publicly available data and customer-provided data to assess the likelihood of an account going into arrears.

         The Seller reserves the right to decline an application that has received a passing score. The Seller does have an appeals process if an applicant believes his or her application to be unfairly denied. It is the Seller's policy to allow only authorised individuals to exercise discretion in granting variances from the scorecard.

                                  SCHEDULE 5

      POWER OF ATTORNEY IN FAVOUR OF FUNDING 1, FUNDING 2, THE MORTGAGES TRUSTEE, THE FUNDING 1 SECURITY TRUSTEE AND THE FUNDING 2 SECURITY
                                    TRUSTEE

THIS DEED OF POWER OF ATTORNEY is made on the [*] by:

(1) BANK OF SCOTLAND PLC a public limited company incorporated under the laws of Scotland, whose registered office is at The Mound, Edinburgh, EH1 1YZ (registered number SC 327000) (the GRANTOR);

IN FAVOUR OF each of:

(2) PERMANENT FUNDING (NO. 1) LIMITED whose registered office is at 35 Great St. Helen's, London EC3A 6AP (registered number 4267660) (FUNDING 1);

(3) PERMANENT FUNDING (NO. 2) LIMITED whose registered office is at 35 Great St. Helen's, London EC3A 6AP (registered number 04441772) (FUNDING 2);

(4) PERMANENT MORTGAGES TRUSTEE LIMITED whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD (registered number 83116) (the MORTGAGES TRUSTEE);

(5) THE BANK OF NEW YORK, a New York banking corporation, acting through its offices at 48th Floor, One Canada Square, London E14 5AL in its capacity as security trustee under the Funding 1 Deed of Charge and the Funding 2 Deed of Charge (the FUNDING 1 SECURITY TRUSTEE and the FUNDING 2 SECURITY TRUSTEE (respectively), which expressions shall include such company and all other persons or companies for the time being acting as the security trustee or security trustees under the Funding 1 Deed of Charge and the Funding 2 Deed of Charge (respectively)).

WHEREAS:

(A) By virtue of a mortgage sale agreement (the MORTGAGE SALE AGREEMENT) dated 14 June 2002 and as subsequently amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004,
         23 March 2005, 22 June 2005, 22 March 2006, 17 October 2006 and 21
         November 2007 and made between the Grantor (1) Funding 1 (2) Funding 2
         (3) the Mortgages Trustee (4) the Funding 1 Security Trustee and (5) the Funding 2 Security Trustee provision was made for the execution by the Grantor of this Power of Attorney.

(B) Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the Master Definitions and Construction Schedule dated 21 November 2007 as amended, varied or supplemented from time to time and signed by amongst others, the parties to the Power of Attorney.

NOW THIS DEED WITNESSETH as follows:

1. The Grantor irrevocably and by way of security for the performance of the covenants, conditions and undertakings on the part of the Grantor contained in the Mortgage Sale Agreement and the Servicing Agreement HEREBY APPOINTS each of Funding 1, Funding 2, the Mortgages Trustee, the Funding 1 Security Trustee and the Funding 2 Security Trustee and any receiver and/or administrator appointed from time to time in respect of Funding 1 and/or Funding 2 and/or the Mortgages Trustee or their assets (each an ATTORNEY) severally to be its true and lawful attorney for the Grantor and in the Grantor's name or otherwise to do any act matter or thing which any Attorney considers necessary or desirable for the protection, preservation or enjoyment of that Attorney's interest in the Loans and their Related Security and/or which ought to be done under the covenants, undertakings and provisions contained in the Mortgage Sale Agreement including (without limitation) any or all of the following:

         (a) to execute, sign, seal and deliver (using the company seal of the Grantor where appropriate) any conveyance, assignation or transfer (including, for the avoidance of doubt any Scottish Declaration of Trust) of the Loans or any of them to the Mortgages Trustee and its successors in title or to any other person or persons entitled to the benefit thereof;

         (b) to execute, sign, seal and deliver (using the company seal of the Grantor where appropriate) any conveyance, assignment, assignation or transfer (including for the avoidance of doubt, each Scottish Declaration of Trust) of the Related Security or any item comprised therein (to the extent only that such item or items relate to the Loans) to the Mortgages Trustee and its successors in title or to any other person or persons entitled to the benefit thereof or entitled to be registered at the Land Registry as proprietor thereof or to be registered in the Land Register of Scotland or recorded in the General Register of Sasines as heritable creditor thereof (as the case may be);

         (c) to do every other act or thing which the Grantor is obliged to do under the Mortgage Sale Agreement or which that Attorney may otherwise consider to be necessary proper or expedient for fully and effectually vesting or transferring the interests sold thereunder in the Loans and their Related Security or any or each of them and/or the Grantor's estate right and title therein or thereto in or to the Mortgages Trustee and its successors in title or to any other person or persons entitled to the benefit thereof (as the case may be) in the same manner and as fully and effectually in all respects as the Grantor could have done including, without limitation, any of the acts referred to in clause 6.5(a) to (c) of the Mortgage Sale Agreement;

         (d) to exercise its rights, powers and discretions under the Loans including the right to fix the rate or rates of interest payable under the Loans in accordance with the terms thereof including, for the avoidance of doubt, whilst such Loans subsist and subject to the consent of the Mortgages Trustee being given to the setting of such rates, setting the Grantor's Variable Base Rate in the circumstances referred to in clause 4.4 of the Servicing Agreement and/or following perfection pursuant to clause 6.1 of the Mortgages Sale Agreement PROVIDED THAT nothing in the Clause shall prevent the Grantor (or any of its attorneys from time to time) from setting a higher rate than those set or to be set or required or to be required by the Mortgages Trustee or Funding 1 or Funding 2 under this Power of Attorney;

         (e) to discharge the Mortgages or any of them and to sign, seal, deliver and execute such receipts, releases, surrenders, instruments, discharges, retrocessions and deeds as may be requisite or advisable in order to discharge the relevant Property or Properties from the Mortgages or any of them; and

         (f) to exercise all the powers of the Grantor in relation to such Loans and their Related Security.

2. Each Attorney shall have the power by writing under its hand by an officer of the Attorney from time to time to appoint a substitute who shall have power to act on behalf of the Grantor as if that substitute shall have been originally appointed Attorney by this Power of Attorney (including, without limitation, the power of further substitution) and/or to revoke any such appointment at any time without assigning any reason therefor.

3. The Grantor hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorneys shall lawfully do or cause to be done in and concerning the Loans or their Related Security by virtue of this Power of Attorney.

4. The laws of England shall apply to this Power of Attorney and the interpretation thereof.

IN WITNESS WHEREOF the Grantor has executed and delivered this document as a deed the day and year first before written.

THE COMMON SEAL of                      )
BANK OF SCOTLAND PLC                    )
was hereunto affixed in                 )
the presence of:                        )

                                   Authorised Signatory

                                   Authorised Signatory

                                  SCHEDULE 6

                            LOAN REPURCHASE NOTICE

Dated [ ]

1. It is hereby agreed that for the purpose of this notice the PRINCIPAL AGREEMENT shall mean the Mortgage Sale Agreement dated 14 June 2002 as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005 and 22
         March 2006 and as further amended and restated on 17 October 2006 and 21 November 2007 and from time to time, made laterally between (1) BANK OF SCOTLAND PLC (the SELLER) (2) PERMANENT FUNDING (NO. 1) LIMITED (3) PERMANENT FUNDING (NO. 2) LIMITED (4) PERMANENT MORTGAGES TRUSTEE LIMITED (the MORTGAGES TRUSTEE), (5) THE BANK OF NEW YORK (as FUNDING 1 SECURITY TRUSTEE) and (6) THE BANK OF NEW YORK (as FUNDING 2 SECURITY TRUSTEE) (as the same may be or have been amended, varied or supplemented from time to time with the consent of those parties).

2. Save where the context otherwise requires, words and expressions in this notice shall have the same meanings respectively as when used in the Principal Agreement.

3. In accordance with clause 8.5 of the Principal Agreement, upon receipt of this Loan Repurchase Notice by the Seller there shall exist between the Seller and the Mortgages Trustee an agreement (the AGREEMENT FOR
         SALE) for the sale by the Mortgages Trustee to the Seller of the Loans and their Related Security more particularly described in the Schedule hereto. Completion of such sale shall take place on [ ].

4. The Agreement for Sale shall incorporate, mutatis mutandis, the relevant provisions of the Principal Agreement.

________________________

Signed for and on behalf of

PERMANENT MORTGAGES TRUSTEE LIMITED

[On duplicate

We hereby acknowledge receipt of and confirm the contents of the Loan Repurchase Notice dated [ ].

________________________

Signed for and on behalf of

BANK OF SCOTLAND PLC]

                                   SCHEDULE

1                 2          3               4                     5
Title No. (if     Brower     Account No.     Property Postcode     Date of Mortgage
registered)

                                  SCHEDULE 7

                       ASSIGNMENT OF THIRD PARTY RIGHTS

THIS DEED OF ASSIGNMENT is made on [*]

BY:

(1) BANK OF SCOTLAND PLC (registered number SC327000), a public limited company incorporated under the laws of Scotland, whose registered office is at The Mound, Edinburgh, EH1 1YZ (the TRANSFEROR);

IN FAVOUR OF:

(2) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD (the TRANSFEREE).

WHEREAS:

(A) By the charges by way of legal mortgage or standard security (the MORTGAGES) brief particulars of which are set out in the Annexure hereto the properties brief particulars of which are similarly set out became security for the repayment of the moneys therein mentioned.

(B) By the Mortgage Sale Agreement, the Transferor agreed to sell and the Transferee agreed to buy all right, title, interest and benefit (both present and future) of the Transferor in and under those Mortgages and all their Related Security and all monies secured by those Mortgages and Related Security.

NOW THIS DEED WITNESSETH as follows:

1. Terms used (but not defined) in this Deed (including the recitals) shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in the master definitions and construction schedule dated 21 November 2007 as amended and/or restated from time to time, signed by, amongst others, the parties to this Deed (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this
         Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 thereof.

2. The Transferor hereby assigns absolutely unto the Transferee with full title guarantee or, in the case of any Related Security or rights of action (as described in Clause (b) below) governed by Scots law, with absolute warrandice:

         (a) the benefit of all Related Security relating to the Mortgages (including without limitation all securities for the principal moneys and interest secured by the Mortgages and the benefit of all consents to mortgage signed by occupiers of the mortgaged properties and MHA Documentation and the benefit of all guarantees, indemnities and surety contracts relating to the Mortgages) other than any such Related Security which has been transferred to the Transferee by other means or which is not otherwise capable of such transfer; and

         (b) all causes and rights of action of the Transferor against any person in connection with any report, valuation, opinion, certificate, consent or other statement of fact or opinion given in connection with any Related Security relating to the Mortgages or affecting the decision to make any advance in connection with such Mortgages.

3. The Transferor on behalf of the Transferee agrees to intimate the assignation contained in Clause 2 hereof to all relevant third parties where required to do so pursuant to clause 6 of the Mortgage Sale Agreement or as otherwise required by the Funding 1 Security Trustee or the Funding 2 Security Trustee.

4. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this document has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by                   )
BANK OF SCOTLAND PLC                    )
acting by its attorney in               )
the presence of:                        )  _________________________

Witness's Signature:    ________________

Name:                   ________________

Address:

               ANNEXURE REFERRED TO IN THE FOREGOING ASSIGNMENT

Account No.     Property     address     Borrower     Date of Mortgage

                                  SCHEDULE 8

            ASSIGNMENT OF HALIFAX MORTGAGE RE LIMITED MIG POLICIES

THIS DEED is made on [*]

BY:

(1) BANK OF SCOTLAND PLC (registered number SC 327000), a public limited company incorporated under the laws of Scotland, whose registered office is at The Mound, Edinburgh, EH1 1YZ (the SELLER);

IN FAVOUR OF:

(2) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St Helier, Jersey, JE1 0BD (the MORTGAGES TRUSTEE).

WHEREAS:

(A) By a Mortgage Sale Agreement dated 14 June 2002, as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005, 22 March 2006 and
         17 October 2006 and as further amended and restated on 21 November 2007 and from time to time made laterally between, amongst others, the parties hereto, the Seller agreed to transfer to the Mortgages Trustee certain charges by way of legal mortgage or standard security secured on residential property in England, Wales and Scotland together with the benefit of any monies secured thereby from time to time.

(B) The Seller has acquired the benefit of mortgage indemnity insurance policies brief details of which are set out in the Schedule to this Deed (the HMRL MIG POLICIES) from Halifax pursuant to the HBOS Group Reorganisation Act 2006.

(C) The Seller has agreed with the Mortgages Trustee to assign to the Mortgages Trustee the benefit of the HMRL MIG Policies to the extent that they relate to the Loans in the Portfolio.

(D) The insurance businesses (including, for the avoidance of doubt, the HMRL MIG Policies) of Halifax Mortgage Re Limited were acquired by HBOS Insurance (PCC) Guernsey Limited on 21 December 2001.

NOW THIS DEED WITNESSETH as follows:

1. Terms used (but not defined) in this Deed (including the recitals) shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in the master definitions and construction schedule dated 21 November 2007 as amended and/or restated from time to time, signed by amongst others, the parties to this Deed, (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this
         Deed) (the MASTER DEFINITIONS CONSTRUCTION SCHEDULE) and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 thereof.

2. The Seller with full title guarantee hereby conveys, transfers and assigns to the Mortgages Trustee absolutely all its right, title, interest and benefit in the HMRL MIG Policies to the extent that they relate to the Mortgages which as at this date are comprised in the Portfolio, and all moneys and proceeds to become payable under any of the same and all covenants relating thereto and all powers and remedies for enforcing the same.

3. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF which this document has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by                   )
BANK OF SCOTLAND PLC                    )
acting by its attorney in               )
the presence of:                        )   _________________________

Witness's Signature:   _________________

Name:                  _________________

Address:               _________________

                                  SCHEDULE 1

[Mortgage indemnity guarantee policies numbered 227001, 227001(A), 227002, 227003 and 227006 respectively issued to Halifax plc by Halifax Mortgage Re Limited.]

                                  SCHEDULE 2

1                 2            3              4                     5
Title No. (if     Borrower     Account No     Property Postcode     Date of Mortgage
registered)

                                  SCHEDULE 9

          HALIFAX MORTGAGE RE LIMITED MIG POLICIES ASSIGNMENT NOTICE

To:      HBOS Insurance (PCC) Guernsey Ltd
         c/o AON Insurance Managers (Guernsey) Limited
         (as Managers of HBOS Insurance (PCC) Ltd)
         PO Box 33
         Maison Trinity
         Trinity Square
         St Peter Port
         Guernsey GY1 4AT

[*]

Dear Sirs,

RE: [ASSIGNMENT OF MORTGAGE INDEMNITY INSURANCE POLICIES NUMBERED 227001, 227001(A), 227002, 227003 AND 227006 RESPECTIVELY (THE MIG POLICIES)]

We hereby give you notice that, by an Assignment dated [*] and made between ourselves and Permanent Mortgages Trustee Limited (the MORTGAGES TRUSTEE) (a copy of which is attached to this notice), we assigned all of our right, title, benefit and interest in the MIG Policies to the Mortgages Trustee (to the extent that they relate to the loans and the mortgages in a portfolio referred to in [the Mortgage Sale Agreement dated 14 June 2002 as amended and/or restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005, 22 March 2006 and 17 October 2006 and as further amended and restated on 21 November 2007 laterally between ourselves, Permanent Funding (No. 1) Limited, Permanent Funding (No. 2) Limited, the Mortgages Trustee, The Bank of New York (as FUNDING 1 SECURITY TRUSTEE) and The Bank of New York (as FUNDING 2 SECURITY TRUSTEE)/the New Portfolio Notice dated [*] between ourselves, Permanent Funding (No.1) Limited, Permanent Funding (No. 2) Limited and the Mortgages Trustee)]<F1>.

Yours faithfully,

_____________________________
For and on behalf of
BANK OF SCOTLAND PLC

Copy: Permanent Mortgages Trustee Limited
      Permanent Funding (No. 1) Limited
      Permanent Funding (No. 2) Limited
      The Bank of New York
______________________________________

Delete as applicable.

                                  SCHEDULE 10

                             INSURANCE ENDORSEMENT

ON THE HEADED NOTEPAPER OF [THE RELEVANT INSURER]

ENDORSEMENT [X] attaching to, supplemental to and forming part of policy number [policy number] (the POLICY) issued by [name of Insurer] (the INSURER).

Expressions defined in the Policy shall unless indicated otherwise, have the same meanings in this endorsement.

It is hereby noted and agreed that with effect from the date of this
Endorsement:

1. The definition of INSURED shall be deleted in its entirety and replaced with the following wording:

         (a) "Halifax plc (HALIFAX) whose registered office is at Trinity Road, Halifax, HX1 2RG;

         (b) any assignee or person to whom Halifax has assigned (whether legally or equitably and whether by way of security or otherwise) or has declared a trust in respect of any loans and/or mortgages and/or standard securities and related collateral and/or assets to which this Policy relates (an ASSIGNEE) (whether or not any such Assignee holds the same on trust for another or others); and

         (c) any person benefiting from security granted by Halifax or its Assignee over any loans and/or mortgages and/or standard securities and related collateral and/or assets to which this Policy relates in connection with the financing or re-financing of such loans and/or mortgages and/or standard securities and related collateral and/or assets."

2. Each term of the Policy which is inconsistent with the intent and/or effect of the amended definition of INSURED contemplated in paragraph 1 above (the NEW DEFINITION) shall be subject to the New Definition and shall not apply to the extent that such term of the Policy is inconsistent with the New Definition.

3. This endorsement does not have, nor is intended by the parties to have, the effect of conferring on the Insurer any greater liabilities under the Policy than those of the Insurer immediately prior to this endorsement being entered into between parties to this endorsement.

4. The Insurer acknowledges and agrees that any Insured under the Policy may from time to time appoint Halifax or any other person as agent of that Insured to deal with the Insurer on its behalf in the administration of and making and payment of claims under the Policy.

All other terms, clause and conditions of the Policy remain unchanged.

This Endorsement is signed for and on behalf of the Insurer by a duly authorised signatory:

__________________________

[Name]
[Position]
[Insurer]

Dated[*]

                                  SCHEDULE 11

                          INSURANCE ACKNOWLEDGEMENTS

                                    PART 1

ON THE HEADED NOTEPAPER OF GE MORTGAGE INSURANCE LIMITED

To:      Halifax plc (the SELLER)
         Trinity Road
         Halifax
         HX1 2RG

         Permanent Mortgages Trustee Limited (the MORTGAGES TRUSTEE)
         47 Esplanade
         St Helier
         Jersey
         JE1 08D
         Channel Islands

         Permanent Funding (No. 1) Limited (FUNDING 1)
         35 Great St Helen's
         London EC3A 6AP

         Permanent Funding (No. 2) Limited (FUNDING 2)
         35 Great St Helen's
         London EC3A 6AP

         The Bank of New York (the Funding 1 Security Trustee and the Funding 2 Security Trustee)
         One Canada Square
         London
         E14 5AL

                                                                         [date]

Dear Sirs,

[MORTGAGE INDEMNITY GUARANTY POLICIES NUMBERS GECM-UK-003 AND GECM-UK-004 (THE MIG POLICIES)]

We refer to the transaction entered into or to be entered into between, inter alios, each of the parties to whom this letter is addressed, pursuant to which:

(a) the Seller may assign or agree to transfer or declare a trust in respect of its interest in properties which are (or may from time to time be) covered by the MIG Policies to the Mortgages Trustee;

(b) the Mortgages Trustee may declare a trust over its interest in such properties in favour of Funding 1, Funding 2 and the Seller; and

(c) Funding 1 and Funding 2 may charge their respective interests in such properties to the Funding 1 Security Trustee (in the case of Funding
         1) and the Funding 2 Security Trustee (in the case of Funding 2).

In consideration of the payment of [POUND]1 made by each of the Seller, the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee (receipt whereof is hereby acknowledged), we hereby confirm that the arrangements set out in paragraphs (a) to (c) inclusive above will not cause the MIG Policies to lapse or terminate and, notwithstanding any such arrangements, we will continue to pay claims under the MIG Policies in the same way and in the same amount as we would have paid them, had the said arrangements not been entered into.

Yours faithfully,

FOR AND ON BEHALF OF GE MORTGAGE INSURANCE LIMITED

                                    PART 2

         ON THE HEADED NOTEPAPER OF HBOS INSURANCE (PCC) GUERNSEY LTD

To:      Halifax plc (the SELLER)
         Trinity Road
         Halifax
         HX1 2RG

         Permanent Mortgages Trustee Limited (the MORTGAGES TRUSTEE)
         47 Esplanade
         St Helier
         Jersey
         JE1 08D
         Channel Islands

         Permanent Funding (No. 1) Limited (FUNDING 1)
         35 Great St. Helen's
         London
         EC3A 6AP

         Permanent Funding (No. 2) Limited (FUNDING 2)
         35 Great St. Helen's
         London
         EC3A 6AP

         The Bank of New York (the FUNDING 1 SECURITY TRUSTEE and the FUNDING 2 SECURITY TRUSTEE)
         48th Floor
         One Canada Square
         London
         E14 5AL

                                                                            [*]

Dear Sirs,

[MORTGAGE INDEMNITY GUARANTEE POLICY NUMBERS 227001, 227001(A), 227002, 227003 AND 227006 (the MIG POLICIES)]

We refer to the transaction entered into or to be entered into between, inter alios, each of the parties to whom this letter is addressed, pursuant to which:

(a) all of the Seller's right, title, benefit and interest in the MIG Policies (to the extent that the same relate to the mortgage loans and their collateral security sold or to be sold by the Seller to the Mortgages Trustee pursuant to a mortgage sale agreement to be entered into between each of the parties to whom this letter is addressed) shall be assigned by the Seller to the Mortgages Trustee;

(b) the Seller may sell and assign or agree to sell and assign or declare a trust in respect of its interest in properties which are (or may from time to time be) covered by the MIG Policies to or in favour of the Mortgages Trustee;

(c) the Mortgages Trustee may declare a trust over its interest in such properties in favour of Funding 1, Funding 2 and the Seller; and

(d) Funding 1 and/or Funding 2 may charge their respective beneficial interests in such properties to the Funding 1 Security Trustee (in the case of Funding 1) and the Funding 2 Security Trustee (in the case of Funding 2).

In consideration of the payment of [POUND]1 made by each of the Seller, the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee (receipt whereof is hereby acknowledged), we hereby confirm that the arrangements set out in paragraphs (a) to (d) inclusive above will not cause the MIG Policies to lapse or terminate and, notwithstanding any such arrangements, we will continue to pay claims under the MIG Policies in the same way and in the same amount as we would have paid them, had the said arrangements not been entered into.

Yours faithfully,

FOR AND ON BEHALF OF HBOS INSURANCE (PCC) GUERNSEY LIMITED

                                  SCHEDULE 12

                             NEW PORTFOLIO NOTICE

Dated [ ]

1. It is hereby agreed for the purpose of this notice the PRINCIPAL AGREEMENT shall mean the Mortgage Sale Agreement dated 14 June 2002 as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005, 22 March
         2006, 17 October 2006 and as further amended and restated on 21 November 2007 made laterally between (1) BANK OF SCOTLAND PLC (the SELLER) (2) PERMANENT FUNDING (NO. 1) LIMITED (FUNDING 1) (3) PERMANENT FUNDING (NO. 2) LIMITED (FUNDING 2) (4) PERMANENT MORTGAGES TRUSTEE LIMITED (the MORTGAGES TRUSTEE), (5) THE BANK OF NEW YORK (as FUNDING 1 SECURITY TRUSTEE) and (6) THE BANK OF NEW YORK (as FUNDING 2 SECURITY TRUSTEE) (as the same may be or have been amended, varied or supplemented from time to time with the consent of those parties).

2. Save where the context otherwise requires, words and expressions in this notice shall have the same meanings respectively as when used in the Principal Agreement.

3. In accordance with and subject to clause 4.1 of the Principal Agreement, upon receipt by the Seller of the duplicate of this notice signed by Funding 1, Funding 2 and the Mortgages Trustee, there shall exist between the Seller, Funding 1, Funding 2 and the Mortgages Trustee an agreement (the AGREEMENT FOR SALE) for the sale by the Seller to the Mortgages Trustee of the New Loans and their Related Security more particularly described in the Schedule hereto (other than any New Loans and their Related Security which have been redeemed in full prior to the next following Sale Date). Completion of such sale shall take place on [ ].

4. The Agreement for Sale shall incorporate, mutatis mutandis, the relevant provisions of the Principal Agreement.

_______________________________

Signed for and on behalf of

BANK OF SCOTLAND PLC

[On duplicate:

We hereby acknowledge receipt of the New Portfolio Notice dated [ ], and confirm that we are prepared to purchase New Loans as set out in that notice.
_______________________________

Signed for and on behalf of

PERMANENT FUNDING (NO. 1) LIMITED

_______________________________

Signed for and on behalf of

PERMANENT FUNDING (NO. 2) LIMITED
_______________________________

Signed for and on behalf of

PERMANENT MORTGAGES TRUSTEE LIMITED]

                                   SCHEDULE

1                 2            3                     4               5
Title No. (if     Borrower     Property Postcode     Account No.     Date of Mortgage
registered)

                                  SCHEDULE 13

                          FORMS OF SCOTTISH TRANSFER

LAND REGISTER

We, BANK OF SCOTLAND PLC, incorporated under the Companies Acts (registered number SC327000) and having our Registered Office at The Mound, Edinburgh EH1 1YZ (the TRANSFEROR) CONSIDERING THAT in terms of a Mortgage Sale Agreement among Halifax plc, incorporated under the Companies Acts (registered number 02367076) and having its Registered Office at Trinity Road, Halifax, West Yorkshire HX1 2RG, PERMANENT MORTGAGES TRUSTEE LIMITED, a private limited company incorporated under the laws of Jersey, Channel Islands (registered number 83116) and having its registered office at 47 Esplanade, St Helier, Jersey JE1 0BD (the TRANSFEREE) and others dated 14 June 2002 as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005, 22 March 2006, 17 October 2006 and as further amended and restated by an Amended and Restated Mortgage Sale Agreement among us the Transferor, the Transferee and others dated 21 November 2007 (the MORTGAGE SALE AGREEMENT) the whole right, title and interest in and to the Standard Securities and others hereinafter mentioned has been sold to the Transferee NOW THEREFORE we, the Transferor, IN CONSIDERATION of the sums payable in terms of and in implement of the Mortgage Sale Agreement HEREBY ASSIGN to the Transferee as trustee under and in terms of the Mortgages Trust Deed among the said Halifax plc, the Transferee and others dated 13 June 2002 as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 March 2006, 17 October 2006 and as further amended and restated by the Amended and Restated Mortgages Trust Deed among us the Transferor, the Transferee and others dated 21 November 2007 (the MORTGAGES TRUST DEED) and its successor or successors as trustee or trustees under and in terms of the Mortgages Trust Deed:

(a) the Standard Securities granted by the respective parties whose names are specified in Column 3 of the Schedule annexed and executed as relative hereto in favour of [us the Transferor/the said Halifax plc] for all sums due and to become due, to the extent of the sums specified in the relative entry in Column 6 of the said Schedule being the amounts now due under the said respective Standard Securities, registered said Standard Securities in the Land Register under the Title Number specified in the relative entry in Column 4 of the said Schedule on the date specified in the relative entry in Column 5 of the said Schedule; and

(b) the whole rights, title and interest of us the Transferor in and under all and any personal bonds, credit agreements or agreements for loan (however constituted) secured by the said Standard Securities and granted by or entered into with the said respective parties whose names are specified in Column 3 of the said Schedule, the dates of the respective personal bonds, credit agreements or agreements for loan being specified in the relative entry in Column 7 of the said Schedule;

With interest from and also arrears and accumulations of interest due and unpaid as at [ ]; [Which Standard Securities granted in favour of the said Halifax plc were last vested in that company as aforesaid and from whom we the Transferor acquired right in terms of the HBOS Group Reorganisation Act 2006] And we grant warrandice:

IN WITNESS WHEREOF these presents typewritten on this [and the preceding] page are together with the Schedule annexed hereto executed at [ ] on the [ ] day of [ ] as follows:

SUBSCRIBED for and on behalf of BANK OF SCOTLAND PLC by

__________________     ___________________     Authorised Signatory

(Print Full Name)

before this witness

______________________     Witness

______________________

(Print Full Name)

_____________________

_____________________

(Address)

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING ASSIGNATION BY BANK OF SCOTLAND PLC IN FAVOUR OF PERMANENT MORTGAGES TRUSTEE LIMITED


1               2           3              4          5                6           7

Account No.     Address     Borrowers      Title      Registration     Sum Due     Date of
                            Full Names     Number     Date                         Bond or Loan
                                                                                   Agreement

_____________________ Authorised Signatory

                                  SCHEDULE 14

                          FORMS OF SCOTTISH TRANSFER

                                SASINE REGISTER

We, BANK OF SCOTLAND PLC, incorporated under the Companies Acts (registered number SC327000) and having our Registered Office at The Mound, Edinburgh EH1 1YZ (the TRANSFEROR) CONSIDERING THAT in terms of a Mortgage Sale Agreement among Halifax plc, incorporated under the Companies Acts (registered number 02367076) and having its Registered Office at Trinity Road, Halifax, West Yorkshire HX1 2RG, PERMANENT MORTGAGES TRUSTEE LIMITED, a private limited company incorporated under the laws of Jersey, Channel Islands (registered number 83116) and having its registered office at 47 Esplanade, St Helier, Jersey JE1 0BD (the TRANSFEREE) and others dated 14 June 2002 as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005, 22 March 2006 and as further amended and restated on 17 October 2006 and as further amended and restated by an Amended and Restated Mortgage Sale Agreement among us the Transferor, the Transferee and others dated 21 November 2007 (the MORTGAGE SALE AGREEMENT) we have sold our whole right, title and interest in and to the Standard Securities and others hereinafter mentioned to the Transferee NOW THEREFORE we the Transferor IN CONSIDERATION of the sums payable in terms of and in implement of the Mortgage Sale Agreement HEREBY ASSIGN to the Transferee as trustee under and in terms of the Mortgages Trust Deed among the said Halifax plc, the Transferee and others dated 13 June 2002 as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March
2005, 22 March 2006, 17 October 2006 and as further amended and restated by the Amended and Restated Mortgages Trust Deed among us the Transferor, the Transferee and others dated 21 November 2007 (the MORTGAGES TRUST DEED) and its successor or successors as trustee or trustees under and in terms of the Mortgages Trust Deed:

(a) the Standard Securities granted by the respective parties whose names are specified in Column 3 of the Schedule annexed and executed as relative hereto in favour of [us the Transferor/the said Halifax plc] for all sums due and to become due, to the extent of the sums specified in the relative entry in Column 6 of the said Schedule being the amounts now due under the said respective Standard Securities, recorded said Standard Securities in the Register for the County specified in the relative entry in Column 4 of the said Schedule on the date specified in the relative entry in Column 5 of the said Schedule; and

(b) the whole rights, title and interest of us the Transferor in and under all and any personal bonds, credit agreements or agreements for loan (however constituted) secured by the said Standard Securities and granted by or entered into with the said respective parties whose names are specified in Column 3 of the said Schedule, the dates of the respective personal bonds, credit agreements or agreements for loan being specified in the relative entry in Column 7 of the said Schedule;

With interest from and also arrears and accumulations of interest due and unpaid as at [ ]; [Which Standard Securities granted in favour of the said Halifax plc were last vested in that company as aforesaid and from whom we the Transferor acquired right in terms of the HBOS Group Reorganisation Act 2006] And we grant warrandice:

IN WITNESS WHEREOF these presents typewritten on this [and the preceding] page are together with the Schedule annexed hereto executed at [ ] on the [ ] day of [ ] as follows:

SUBSCRIBED for and on behalf of BANK OF SCOTLAND PLC by

____________________     ____________________      Authorised Signatory

(Print Full Name)

before this witness

_______________________        Witness

_______________________

(Print Full Name)

______________________

______________________

(Address)

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING ASSIGNATION BY BANK OF SCOTLAND PLC IN FAVOUR OF PERMANENT MORTGAGES TRUSTEE LIMITED


1           2           3              4          5             6           7

Account     Address     Borrowers'     County     Recording     Sum Due     Date of
No.                     Full Names     Date                                 Bond or Loan
                                                                            Agreement

____________________ Authorised Signatory

                                  SCHEDULE 15

                     FORM OF SCOTTISH DECLARATION OF TRUST

DECLARATION OF TRUST

among

(1) BANK OF SCOTLAND PLC, incorporated under the Companies Act 1985 (registered number SC327000) and having its registered office at The Mound, Edinburgh, EH1 1YZ (the SELLER);

(2) PERMANENT MORTGAGES TRUSTEE LIMITED, a private limited company incorporated under the laws of Jersey, Channel Islands (registered number 83116), and having its registered office at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands as trustee under and in terms of the mortgages trust deed after mentioned (the MORTGAGES TRUSTEE);

(3) PERMANENT FUNDING (NO. 1) LIMITED, incorporated under the Companies Acts (registered number 4267660) and having its registered office at 35 Great St. Helen's, London EC3A 6AP (FUNDING 1); and

(4) PERMANENT FUNDING (NO. 2) LIMITED, incorporated under the Companies Acts (registered number 04441772) and having its registered office at 35 Great St. Helen's, London EC3A 6AP (FUNDING 2, and together with Funding 1 and the Seller, each in its capacity as a beneficiary of the Mortgages Trust, the BENEFICIARIES).

WHEREAS:

(A) Title to the Scottish Trust Property after mentioned is held by and vested in the Seller (having been originated by it under the Halifax brand or by Halifax plc and acquired by it pursuant to the HBOS Group Reorganisation Act 2006 (the REORGANISATION ACT)).

(B) In terms of a Mortgages Trust Deed entered into among Halifax plc, Funding 1, Funding 2 and the Mortgages Trustee dated 13 June 2002 as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 March 2006, 17
         October 2006 and as further amended and restated in terms of an amended and restated mortgages trust deed among, inter alios, the parties hereto dated 21 November 2007 and the Mortgages Trust constituted in terms thereof, the Mortgages Trustee holds the Trust Property on trust for the Beneficiaries.

(C) In terms of a Mortgage Sale Agreement entered into among, inter alios, Halifax plc, Funding 1, Funding 2 and the Mortgages Trustee dated 14 June 2002, as amended on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005, 22
         March 2006 and as amended and restated on 17 October 2006 and as further amended and restated in terms of an amended and restated mortgage sale agreement among, inter alios, the parties hereto dated 21 November 2007 (the MORTGAGE SALE AGREEMENT) the Seller has agreed to sell inter alia the said Scottish Trust Property to the Mortgages Trustee to be held thereafter by the Mortgages Trustee under and in terms of the Mortgages Trust.

(D) On the Reorganisation Date, pursuant to the Reorganisation Act, The Governor and Company of the Bank of Scotland was registered as a public company under the Companies Act 1985 and changed its name to Bank of Scotland plc and the business and all property and liabilities of Halifax plc (including its existing mortgage loan book, the ongoing business of originating mortgage loans and its rights and obligations under the Mortgage Sale Agreement) were transferred to Bank of Scotland plc.

(E) In implement of clause 4.5(a)(vi) of the Mortgage Sale Agreement and pending the taking of legal title to the said Scottish Trust Property by the Mortgages Trustee, the Seller has undertaken to grant this deed.

NOW THEREFORE the parties HEREBY AGREE and DECLARE as follows:

1.       INTERPRETATION

         In this deed:

         (a) the amended and restated master definitions and construction schedule signed by, amongst others, the parties to this deed and dated 21 November 2007 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this deed and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this deed, including the Recitals and this deed shall be construed in accordance with the interpretation provisions set out in clause 3 of the Master Definitions and Construction Schedule; and

         (b) SCOTTISH TRUST PROPERTY shall mean the Scottish Loans and their Related Security brief particulars of which are detailed in the schedule annexed and executed as relative hereto (the SCHEDULE) and any Further Advances, Flexible Loan Drawings, Delayed Cashbacks and Home Cash Reserve Advances made in respect of such Scottish Loans, and all right, title, interest and benefit of the Seller to:

                 (i) all payments of principal and interest (including, for the avoidance of doubt, all Accrued Interest, Arrears of Interest, Capitalised Expenses and Capitalised Arrears) and other sums due or to become due in respect of such Scottish Loans and their Related Security including, without limitation, the right to demand, sue for, recover and give receipts for all principal monies, interest and costs and the right to sue on all covenants and undertakings made or expressed to be made in favour of the Seller (or to which the Seller is entitled) under the applicable Mortgage Terms;

                 (ii) subject where applicable to the subsisting rights of redemption of Borrowers, all MHA Documentation, Deeds of Postponement, all third party guarantees and any other collateral security for the repayment of the relevant Scottish Loans;

                 (iii) the right to exercise all the powers of the Seller in relation thereto;

                 (iv) heritable interests in respect of which the Seller is uninfeft proprietor;

                 (v) all proceeds resulting from the enforcement of any of such Scottish Loans and their Related Security;

                 (vi) each Certificate of Title and Valuation Report relevant to such Scottish Loans and any right of action of the Seller against any solicitor, qualified conveyancer, valuer or other person in connection with any report, valuation, opinion, certificate or other statement of fact or opinion given in connection with any of such Scottish Loans and their Related Security, or any part thereof or affecting the decision of the Seller (or the relevant originator) to make or offer to make any of such Scottish Loans or part thereof;

                 (vii) the proceeds of all claims made by or on behalf of the Seller or to which the Seller is entitled in relation to the Scottish Properties secured by the Scottish Mortgages detailed in the Schedule under the Buildings Policies and the Properties in Possession Cover; and

                 (viii) the MIG Policies, so far as they relate to the relevant Scottish Loans and their Related Security, including the right to receive the proceeds of any claims.

2.       DECLARATION OF TRUST

         The Seller hereby DECLARES that from and after the date hereof the Seller holds and, subject to Clause 8 below, shall henceforth hold the Scottish Trust Property and its whole right, title and interest, present and future, therein and thereto in trust absolutely for the Mortgages Trustee and its assignees (whether absolutely or in security) whomsoever.

3.       INTIMATION

         The Seller hereby intimates to the Mortgages Trustee the coming into effect of the trust hereby declared and created and the Mortgages Trustee by its execution of this deed immediately subsequent to the execution hereof by the Seller acknowledges such intimation.

4        DEALINGS WITH SCOTTISH TRUST PROPERTY AND NEGATIVE PLEDGE

         The Seller warrants and undertakes that:

         (a) as at the date hereof it holds, subject to any pending registration or recording in the Land Register of Scotland or the General Register of Sasines, legal title to the Scottish Trust Property unencumbered by any fixed or floating charge, diligence or other Security Interest;

         (b) it shall not create or agree to create any fixed or floating charge or other Security Interest over or which may attach to or affect the whole or any part of the Scottish Trust Property or otherwise dispose of the same at any time when such Scottish Trust Property or part thereof remains subject to the trust hereby created; and

         (c) it shall deal with the Scottish Trust Property (including without prejudice to said generality the calculation and setting of any interest rate applicable thereto) in accordance with the provisions of the Transaction Documents and the specific written instructions (if any) of the Mortgages Trustee or its foresaids and shall take, subject to Clause 8 below, any such action as may be necessary (including for the avoidance of doubt the raising or defending of any proceedings in any court of law whether in Scotland or elsewhere) to secure or protect the title to the Scottish Trust Property but only in accordance with the specific written instructions (if any) of the Mortgages Trustee or its foresaids.

5.       TRANSFER OF TITLE

5.1 The Mortgages Trustee and its foresaids as beneficiary hereunder shall have the right to call upon the Seller to execute and deliver to the Mortgages Trustee, subject to the terms of Clause 6 of the Mortgage Sale Agreement, valid assignations of the Scottish Trust Property or any part thereof, and that notwithstanding the winding up of the Seller, the making of any administration order or the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator in respect of the Seller or the appointment of a receiver to all or any part of the Scottish Trust Property.

5.2 The Seller undertakes to the Mortgages Trustee and binds and obliges itself that, upon the occurrence of any one of the events specified in Clause 6.1 of the Mortgage Sale Agreement, it will within five London Business Days of such occurrence provide such information as is necessary to enable the Mortgages Trustee to complete Scottish Transfers (including all schedules and annexures thereto) in relation to the whole of the Scottish Trust Property.

5.3 For further assuring the said rights and powers specified in this Clause 5, the Seller has granted a power of attorney in favour of the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee substantially in the form set out in Schedule 5 to the Mortgage Sale Agreement.

6.       MORTGAGES TRUSTEE DECLARATION OF TRUST

         The Mortgages Trustee by its said execution of this deed hereby DECLARES that its whole right, title and beneficial interest in and to the Scottish Trust Property in terms of this deed are and shall be held (to the extent not already so held) by the Mortgages Trustee and its foresaids under and in terms of the Mortgages Trust and all sums and amounts received or held by the Mortgages Trustee relating thereto or deriving therefrom have been and shall be added (to the extent aforesaid) to the Trust Property and held by the Mortgages Trustee under the Mortgages Trust Deed.

7.       MORTGAGES TRUST INTIMATION

         The Mortgages Trustee hereby intimates to the Beneficiaries of the Mortgages Trust, the declaration of trust made in terms of Clause 6 above and the Beneficiaries by executing this deed acknowledge such intimation.

8.       TERMINATION OF TRUST

         If:

         (a) legal title to any part or parts of the Scottish Trust Property is taken by the Mortgages Trustee or its foresaids in accordance with the provisions of Clause 5 above (which in the case of any Scottish Mortgage shall be constituted by the registration or recording of the title thereto in the Land Register of Scotland or the General Register of Sasines (as appropriate));

         (b) any part or parts of the Scottish Trust Property forms the subject of a repurchase in accordance with the terms of Clause
                 8.5 of the Mortgage Sale Agreement, or

         (c) any Scottish Loan and its Related Security comprised within the Scottish Trust Property is redeemed in full,

         the trust hereby declared and created pursuant to Clauses 2 and 3 above shall (but only when any of the events or transactions before stated has been completed irrevocably, validly and in full) ipso facto fall and cease to be of effect in respect of such part or parts of the Scottish Trust Property but shall continue in full force and effect in respect of the whole remainder (if any) of the Scottish Trust Property.

9.       CHANGE OF TRUSTEE

         Except with the prior consent of the Mortgages Trustee and (for so long as each retains any right or interest in the Scottish Trust Property) Funding 1, Funding 2, the Funding 1 Security Trustee and the

         Funding 2 Security Trustee, the Seller shall not be entitled to resign office as a trustee or assume a new trustee or trustees under this deed.

10.      VARIATION

         This deed and the trusts hereby declared and created pursuant to Clauses 2 and 3 and Clauses 6 and 7 above shall not be varied in any respect without the consent in writing of the Mortgages Trustee and (for so long as each retains any right or interest in the Scottish Trust Property) Funding 1, Funding 2, the Funding 1 Security Trustee and the Funding 2 Security Trustee.

11.      GOVERNING LAW

         This deed shall be governed by and construed in accordance with the law of Scotland and each of the parties hereby prorogates the non-exclusive jurisdiction of the Scottish courts so far as not already subject thereto and waives any right or plea of forum non conveniens in respect of such jurisdiction.

12.      REGISTRATION

         The parties hereto consent to the registration of these presents for preservation:

IN WITNESS WHEREOF these presents typewritten on this and the preceding [ ] pages together with the Schedule annexed hereto are executed for and on behalf of the Seller, the Mortgages Trustee, Funding 1 and Funding 2 at [ ] on [ ] as follows:

SUBSCRIBED for and on behalf of
BANK OF SCOTLAND PLC by [ ], its
Attorney, at London on [ ] before this
witness:

.............................Witness......................Attorney
(Signature)     (Signature)

............................
(Print Full Name)

............................

(Address)

SUBSCRIBED for and on behalf of
PERMANENT MORTGAGES TRUSTEE LIMITED by [ ], one of its Directors, at London on [ ] before this witness:

.............................Witness......................Director
(Signature)     (Signature)

............................
(Print Full Name)

............................

(Address)

SUBSCRIBED for an on behalf of
PERMANENT FUNDING (NO. 1) LIMITED by [ ], one of its Directors, at London on [ ] before this witness:

.............................Witness......................Director
(Signature)     (Signature)

............................
(Print Full Name)

............................

(Address)

SUBSCRIBED for an on behalf of
PERMANENT FUNDING (NO. 2) LIMITED by [ ], one of its Directors, at London on [ ] before this witness:

.............................Witness......................Director
(Signature)     (Signature)

............................
(Print Full Name)

............................
(Address)

         THIS [AND THE FOLLOWING PAGES COMPRISE] THE SCHEDULE REFERRED
     TO IN THE FOREGOING DECLARATION OF TRUST AMONG BANK OF SCOTLAND PLC, PERMANENT MORTGAGES TRUSTEE LIMITED, PERMANENT FUNDING (NO. 1) LIMITED
                     AND PERMANENT FUNDING (NO. 2) LIMITED

                DETAILS OF SCOTTISH LOANS AND RELATED SECURITY


1.          2.          3.             4.          5.                6.          7.               8.

Account     Address     Borrowers'     Title       Registration/     Sum Due     Date of Loan     Originator
No.                     full names     Number/     Recording                     Agreement        [Halifax/Bank
                                       County      Date                                           of Scotland]

______________________________________ Attorney
Bank of Scotland plc

______________________________________ Director
Permanent Mortgages Trustee Limited

______________________________________ Director
Permanent Funding (No.1) Limited

______________________________________ Director
Permanent Funding (No.2) Limited

                                  SCHEDULE 16

                         FORM OF MEMORANDUM OF RELEASE

                                            Permanent Mortgages Trustee Limited
                                                                   47 Esplanade
                                                                      St Helier
                                                                         Jersey
                                                                        JE1 0BD
                                                                Channel Islands

                                                                            [*]

Bank of Scotland plc
LP/3/3/SEC
Trinity Road
Halifax
West Yorkshire
HX1 2RG

Attn: Head of Mortgage Securitisation

Dear Sirs,

Pursuant to clause 8.6 of the Mortgage Sale Agreement, we hereby acknowledge:

(a) that the loans detailed in the Annexure to the attached Assignment of Third Party Rights are released from the security created by the Funding 1 Deed of Charge, the Supplemental Funding 1 Deed of Charge, the Second Supplemental Funding 1 Deed of Charge, the Third Supplemental Funding 1 Deed of Charge, [list any other supplement to the Funding 1 Deed of Charge], the Funding 2 Deed of Charge, the Supplemental Funding 2 Deed of Charge, the Second Supplemental Funding 2 Deed of Charge [and list any other supplement to the Funding 2 Deed of Charge]; and

(b) that all further monies due and received on the loans are now for the account of Bank of Scotland.

Terms used (but not defined) herein shall have the meanings given to them in the Master Definitions and Construction Schedule dated 21 November 2007 signed by, amongst others, Permanent Mortgages Trustee Limited and Bank of Scotland plc.

Yours faithfully

.............................
For and on behalf of
Permanent Mortgages Trustee Limited

                                  SCHEDULE 17

                         RE-ASSIGNMENT OF MIG POLICIES

THIS DEED is made on [*]

BY:

(1) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St Helier, Jersey, JE1 0BD (the MORTGAGES TRUSTEE);

IN FAVOUR OF:

(2) BANK OF SCOTLAND PLC (registered number SC327000), a public limited company incorporated under the laws of Scotland, whose registered office is at The Mound, Edinburgh, EH1 1YZ (the SELLER).

WHEREAS:

(A) By the Mortgage Sale Agreement dated 14 June 2002, as amended and re-stated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 June 2005, 22 March 2006 and
         17 October 2006 and as further amended and restated on and 21 November 2007 made laterally between, amongst others, the parties hereto, the Seller agreed to transfer to the Mortgages Trustee certain charges by way of legal mortgage or standard security secured on residential property in England, Wales and Scotland together with the benefit of any monies secured thereby.

(B) By the Mortgage Sale Agreement, the Mortgages Trustee has agreed to re-transfer to the Seller the Mortgages listed in Schedule 2 to this Deed and to re-assign to the Seller the benefit of the mortgage indemnity insurance policies brief details of which are set out in
         Schedule 1 to this Deed (the HMRL MIG POLICIES) to the extent that they relate to the Mortgages listed in Schedule 2 to this Deed.

(C) The insurance businesses (including, for the avoidance of doubt, the HMRL MIG Policies) of Halifax Mortgage Re Limited were acquired by HBOS Insurance (PCC) Guernsey Limited on 21 December 2001.

NOW THIS DEED WITNESSETH as follows:

1. Terms used (but not defined) in this Deed (including the recitals) shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in the amended and restated master definitions and construction schedule dated 21 November 2007, signed by amongst others, the parties to this Deed, (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 thereof.

2. The Mortgages Trustee with full title guarantee hereby conveys, transfers and assigns to the Seller absolutely all its right, title, interest and benefit in the HMRL MIG Policies to the extent that they relate to the Mortgages which are listed in Schedule 2 to this Deed, and all moneys and proceeds to become payable under any of the same and all covenants relating thereto and all powers and remedies for enforcing the same.

3. This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF which this document has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by                   )
PERMANENT MORTGAGES                     )
TRUSTEE LIMITED acting by               )
its attorney in the presence of:        )

Witness:

Name:

Address:

                                  SCHEDULE 1

[Mortgage indemnity guarantee policies numbered 227001, 227001(A), 227002, 227003 and 227006 respectively issued to Halifax plc by Halifax Mortgage Re Limited.]

                                  SCHEDULE 2

1.                2.           3.              4.                    5.
Title No. (if     Borrower     Account No.     Property Postcode     Date of Mortgage
registered)

                                  SCHEDULE 18

         HALIFAX MORTGAGE RE LIMITED MIG POLICIES RE-ASSIGNMENT NOTICE

To:      HBOS Insurance (PCC) Guernsey Ltd
         c/o AON Insurance Managers (Guernsey) Limited
         (as Managers of HBOS Insurance (PCC) Ltd)
         PO Box 33
         Maison Trinity
         Trinity Square
         St Peter Port
         Guernsey GY1 4AT

[*]

Dear Sirs,

RE: [ASSIGNMENT OF MORTGAGE INDEMNITY INSURANCE POLICIES NUMBERED 227001, 227001(A), 227002, 227003 AND 227006 RESPECTIVELY (the MIG POLICIES)]

We hereby give you notice that, by an Assignment dated [*] and made between ourselves and Bank of Scotland plc (the ASSIGNMENT), a copy of which is attached to this notice, we assigned all of our right, title, benefit and interest in the MIG Policies to Bank of Scotland plc (to the extent that they relate to the loans and the mortgages listed in Schedule 2 to the Assignment).

Yours faithfully,

.............................
For and on behalf of

PERMANENT MORTGAGES TRUSTEE LIMITED

Copy:    Bank of Scotland plc
         Permanent Funding (No. 1) Limited
         Permanent Funding (No. 2) Limited
         The Bank of New York

                                  SCHEDULE 19

                      RE-ASSIGNMENT OF THIRD PARTY RIGHTS

THIS DEED OF ASSIGNMENT is made on [*]

BY:

(1) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands, whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD (the TRANSFEROR);

IN FAVOUR OF:

(2) BANK OF SCOTLAND PLC (registered number SC327000), a public limited company incorporated under the laws of Scotland, whose registered office is at The Mound, Edinburgh EH1 1YZ (the TRANSFEREE).

WHEREAS:

(A) By the charges by way of legal mortgage or standard security (the MORTGAGES) brief particulars of which are set out in the Annexure hereto the properties brief particulars of which are similarly set out became security for the repayment of the moneys therein mentioned.

(B) By the Mortgage Sale Agreement, the Transferee sold and the Transferor purchased all right, title, interest and benefit of the Transferee in and under the Mortgages and all their Related Security and all monies secured by those Mortgages on or about [*].

(C) By clause 8.5 of the Mortgage Sale Agreement, the Transferor has now agreed to sell and the Transferee has agreed to repurchase all right, title, interest and benefit (both present and future) of the Transferor in and under the Mortgages and all their Related Security and all monies secured by those Mortgages and Related Security.

NOW THIS DEED WITNESSETH as follows:

1. Terms used (but not defined) in this Deed (including the recitals) shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in the amended and restated master definitions and construction schedule dated 21 November 2007 signed by, amongst others, the parties to this Deed (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 thereof.

2. The Transferor hereby assigns absolutely unto the Transferee with full title guarantee or, in the case of any Related Security or rights of action (as described in Clause 2(b) below) governed by Scots Law, with absolute warrandice:

         (a) the benefit of all Related Security relating to the Mortgages (including without limitation all securities for the principal moneys and interest secured by the Mortgages and the benefit of all consents to mortgage signed by occupiers of the mortgaged properties and MHA Documentation and the benefit of all guarantees, indemnities and surety contracts relating to the Mortgages) other than any such Related Security which has been transferred to the Transferee by other means or which is not otherwise capable of such transfer; and

         (b) all causes and rights of action of the Transferor against any person in connection with any report, valuation, opinion, certificate, consent or other statement of fact or opinion given in connection with any Related Security relating to the Mortgages or affecting the decision to make any advance in connection with such Mortgages.

3. This Deed shall be governed by and construed in accordance with English law (provided that any terms of the Deed which are particular to Scots law shall be construed in accordance with the laws of Scotland).

IN WITNESS WHEREOF this document has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by                   )
PERMANENT MORTGAGES                     )
TRUSTEE LIMITED                         )
acting by its attorney in               )
the presence of:                        )

Witness's signature:

Name:

Address: